EXHIBIT 10.2

FINANCING AND SECURITY AGREEMENT

THIS FINANCING AND SECURITY AGREEMENT (this “Agreement”) is made this 29th day of February, 2012, by and among

RAND WORLDWIDE, INC., a Delaware corporation (sometimes hereinafter referred to as the “Borrower Agent” or “U.S. Borrower”) and RAND A TECHNOLOGY CORPORATION, a corporation organized under the laws of the Province of Ontario (“Foreign Borrower”; the U.S. Borrower and the Foreign Borrower, each a “Borrower”; the U.S. Borrower and the Foreign Borrower, collectively, the “Borrowers”), jointly and severally;

and PNC BANK, NATIONAL ASSOCIATION, a national banking association (the “Lender”).

RECITALS

A. The Borrowers have applied to the Lender for a revolving credit facility in the maximum principal amount of Eight Million Dollars ($8,000,000) (including a letter of credit sub-limit in the maximum principal amount of One Million Dollars ($1,000,000), as part of that revolving credit facility) to be used by the Borrowers for the Permitted Uses described in this Agreement.

B. The Lender is willing to make those credit facilities available jointly and severally to the Borrowers upon the terms and subject to the conditions set forth in this Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Certain Defined Terms.

As used in this Agreement, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:

“Account” individually and “Accounts” collectively mean all presently existing or hereafter acquired or created accounts, accounts receivable, health-care insurance receivables, receivables arising out of the use of a credit or charge card or information contained on or for use with the card, contract rights, notes, drafts, instruments, acceptances, chattel paper, leases and writings evidencing a monetary obligation or a security interest in, or a lease of, goods, all rights to payment of a monetary obligation or other consideration under present or future contracts (including, without limitation, all rights (whether or not earned by performance) to receive payments under presently existing or hereafter acquired or created letters of credit), or by virtue of property that has been sold, leased, licensed, assigned, or otherwise disposed of, services rendered or to be rendered, loans and advances made or other considerations given, by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy (including, without limitation, the right to receive refunds of unearned insurance premiums), instrument, document or general intangible, and all extensions and renewals of any thereof, all rights under or arising out of present or future contracts, agreements or general interest in goods that gave rise to any or all of the foregoing, including all commercial tort claims, other claims or causes of action now existing or hereafter arising in connection with or under any agreement or document or by operation of law or otherwise, all collateral security of any kind (including, without limitation, real property mortgages and deeds of trust), Supporting Obligations, letter-of-credit rights and letters of credit given by any Person with respect to any of the foregoing, all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all proceeds (cash proceeds and non-cash proceeds) of the foregoing.

“Account Debtor” means any Person who is obligated on a Receivable and “Account Debtors” mean all Persons who are obligated on the Receivables.

“ACH Transactions” means any cash management or related services including the automatic clearing house transfer of funds by the Lender for the account of the Borrowers, or any of them, pursuant to agreement or overdrafts.

“Advances” means the collective reference to each advance under the Revolving Loan including, without limitation, those under Section 2.1.1 (Revolving Credit Facility).

“Affiliate” means, with respect to any designated Person, any other Person, (a) directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with the Person designated, (b) directly or indirectly owning or holding ten percent (10%) or more of any equity interest in such designated Person, or (c) ten percent (10%) or more of whose stock or other equity interest is directly or indirectly owned or held by such designated Person. For purposes of this definition, the term “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or other equity interests or by contract or otherwise.

“Agreement” means this Financing and Security Agreement, as amended, restated, supplemented or otherwise modified in writing in accordance with the provisions of Section 8.2 (Amendments; Waivers).

“Anti-Terrorism Order” means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism.

“Assignee” means any Person to which the Lender assigns all or any portion of its interests under this Agreement, any Commitment, and any Loan, in accordance with the provisions of Section 8.5 (Assignments by Lender), together with any and all successors and assigns of such Person; “Assignees” means the collective reference to all Assignees.

“Availability” means at any time (a) the lesser of the Revolving Credit Committed Amount or the Borrowing Base (after giving effect to provisions for Reserves and other adjustments permitted by this Agreement) minus (b) the Revolver Usage.

“Bank Products” means any service or facility extended to the Borrowers by the Lender or any Affiliate of the Lender including, without limitation: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, (g) demand and other deposit accounts, (h) letters of credit, and (i) Hedge Agreements.

“Bankruptcy Code” means the United States Bankruptcy Code, as amended from time to time, and any successor Laws.

“Borrower” means each Person defined as a “Borrower” in the preamble of this Agreement; “Borrowers” means the collective reference to all Persons defined as “Borrowers” in the preamble to this Agreement.

“Borrowing Base” means an amount equal to eighty-five percent (85%) of the amount of Eligible Receivables, subject to the adjustments provided in Section 2.1 (The Revolving Credit Facility).

“Borrowing Base Deficiency” has the meaning described in Section 2.1.3(b).

“Borrowing Base Report” has the meaning described in Section 2.1.4 (Borrowing Base Report).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State are authorized or required to close.

“Canadian Dollars” means the lawful money of Canada.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

“Capital Expenditure” means an expenditure (whether payable in cash or other property or accrued as a liability) for Fixed or Capital Assets, including, without limitation, the entering into of a Capital Lease.

“Capital Lease” means any lease of real or personal property, for which the related Lease Obligations have been or should be, in accordance with GAAP consistently applied, capitalized on the balance sheet.

“Cash Equivalents” means (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit with maturities of one (1) year or less from the date of acquisition of, or money market accounts maintained with, the Lender, any Affiliate of the Lender, or any other domestic commercial bank having capital and surplus in excess of One Hundred Million Dollars ($100,000,000.00) or such other domestic financial institutions or domestic brokerage houses to the extent disclosed to, and approved by, the Lender and (c) commercial paper of a domestic issuer rated at least either A-1 by Standard & Poor’s Corporation (or its successor) or P-1 by Moody’s Investors Service, Inc. (or its successor) with maturities of six (6) months or less from the date of acquisition.

“Chattel Paper” means a record or records (including, without limitation, electronic chattel paper) that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, or a lease of specific goods; all Supporting Obligations with respect thereto; any returned, rejected or repossessed goods and software covered by any such record or records and all proceeds (in any form including, without limitation, accounts, contract rights, documents, chattel paper, instruments and general intangibles) of such returned, rejected or repossessed goods; and all proceeds (cash proceeds and noncash proceeds) of the foregoing.

“Closing Date” means the date of this Agreement.

“Collateral” means all property (excluding Inventory) of each and every Borrower and U.S. Obligor subject from time to time to the Liens of this Agreement, any of the Security Documents and/or any of the other Financing Documents, together with any and all cash and non-cash proceeds and products thereof.

“Collateral Assignments” means the collective reference to each collateral assignment and security interest at any time entered into by any Person in favor or for the benefit of the Lender to secure directly or indirectly all or any part of the Obligations, all in form and substance as the Lender may require from time to time require to take, perfect, give notice of, and/or enhance a security interest in or Lien on real of personal property, and/or to create, further or enhance the Lender’s rights and remedies with respect thereto, as the same may be amended, restated, modified, substituted, extended and renewed from time to time.

“Collection” means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Accounts or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to an Account, and other proceeds of Collateral; and “Collections” means the collective reference to all of the foregoing.

“Commitments” means the collective reference to the each and every commitment to extend credit under the terms of this Agreement including, without limitation, the Revolving Credit Commitment.

“Committed Amount” means the Lender’s Revolving Loan Committed Amount.

“Compliance Certificate” means a periodic Compliance Certificate described in Section 6.1.1 (Financial Statements).

“Credit Facility” means each credit facility now or hereafter extended under or secured by this Agreement and “Credit Facilities” means the collective reference to any one or more of the credit facilities included as a Credit Facility. On the Closing Date, the Credit Facilities include the Revolving Credit Facility.

“Default” means an event that, with the giving of notice or lapse of time, or both, could or would constitute an Event of Default under the provisions of this Agreement.

“Documents” means all documents of title or receipts, whether now existing or hereafter acquired or created, and all proceeds (cash proceeds and noncash proceeds) of the foregoing.

“Eligible Foreign Receivable” and “Eligible Foreign Receivables” shall mean with respect to the Foreign Borrower, at any time of determination thereof, the invoice amount, net of all goods and services, harmonized taxes and sales taxes (which shall be the U.S. Dollar Equivalent at such time of any amount denominated in currency other than United States Dollars) owing on each account of such Person (net of any returns, discounts, claims, credits, charges, accrued rebates or other allowances, offsets, deductions, counterclaims, disputes or other defenses and reduced by the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Agreement), provided each account conforms and continues to conform to the following criteria to the satisfaction of the Lender:

(a) the account arose in the ordinary course of the Foreign Borrower’s business from a bona fide outright sale of Inventory by the Foreign Borrower or from services performed by the Foreign Borrower, and not the subject of any cash-on-delivery term or cash in hand or cash in transit;

(b) the account is a valid, legally enforceable obligation of the Account Debtor and requires no further act on the part of any Person under any circumstances to make the account payable by the Account Debtor;

(c) the account is based upon an enforceable order or contract, written or oral, for Inventory shipped or for services performed, and the same were shipped or performed in accordance with such order or contract;

(d) if the account arises from the sale of Inventory, the Inventory the sale of which gave rise to the account has been shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding;

(e) if the account arises from the performance of services, such services have been fully rendered and do not relate to any warranty claim or obligation;

(f) the account does not arise from a sale of goods or services that is prohibited by or violative of Laws (including, without limitation, licensing requirements) or of any Intellectual Property rights of any Person;

(g) the account is evidenced by an invoice or other documentation in form acceptable to the Lender, dated no later than the date of shipment or performance (without giving effect to any re-aging re-billing or otherwise re-negotiation of such date) and containing only terms normally offered by the Foreign Borrower;

(h) the amount shown on the books of the Foreign Borrower and on any invoice, certificate, schedule or statement delivered to the Lender is owing to the Foreign Borrower and no partial payment has been received unless reflected with that delivery;

(i) the account is not outstanding more than ninety (90) days from the date of the invoice therefor or past due more than sixty (60) days after its due date, which shall not be later than thirty (30) days after the invoice date;

(j) the account is not owing by any Account Debtor for which the Lender has deemed fifty percent (50%) or more of such Account Debtor’s other accounts (or any portion thereof) due to the Foreign Borrower, individually, or all of the Borrowers and the U.S. Guarantors collectively, to be non-Eligible Receivables;

(k) the account is not owing by an Account Debtor or a group of affiliated Account Debtors to the Foreign Borrower whose then existing accounts owing to the Foreign Borrower individually exceed in aggregate face amount fifteen percent (15%) of the Foreign Borrower’s total Eligible Receivables and is not owing by an Account Debtor or a group of affiliated Account Debtors whose then existing accounts to any and all of the Borrowers and U.S. Guarantors collectively exceed in aggregate face amount fifteen percent (15%) of the total Eligible Receivables of all Borrowers and U.S. Guarantors;

(l) the Account Debtor has not returned, rejected or refused to retain, or otherwise notified the Foreign Borrower of any dispute concerning, or claimed nonconformity of, any of the Inventory or services from the sale or furnishing of which the account arose;

(m) the account is not subject to any present or contingent (and no facts exist that are the basis for any future) offset, claim, deduction or counterclaim, dispute or defense in law or equity on the part of such Account Debtor, or any claim for credits, allowances, or adjustments by the Account Debtor because of returned, inferior, or damaged Inventory or unsatisfactory services, or for any other reason including, without limitation, those arising on account of a breach of any express or implied representation or warranty;

(n) the Account Debtor is not a Subsidiary or Affiliate of any Borrower or U.S. Guarantor or an employee, officer, director or shareholder of any Borrower or U.S. Guarantor or any Subsidiary or Affiliate of any Borrower or U.S. Guarantor;

(o) reserved;

(p) as to which none of the following events has occurred with respect to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a “custodian,” as defined in the Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

(q) the Account Debtor is not a Governmental Authority, except to the extent the Foreign Borrower is in compliance with Section 6.1.16 (Government Accounts);

(r) (i) the Account Debtor is not, and does have an Affiliate that is, a Prohibited Person or Sanctioned Person, and (ii) the Account Debtor does not have a location in, or is issuing payment from, a Sanctioned Country;

(s) no Borrower or U.S. Guarantor is indebted in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by a Borrower or U.S. Guarantor in the ordinary course of its business;

(t) the account does not arise from services under or related to any warranty obligation of a Borrower or U.S. Guarantor or out of service charges, finance charges or other fees for the time value of money;

(u) the account is not evidenced by chattel paper or an instrument of any kind and is not secured by any letter of credit;

(v) the title of the Foreign Borrower to the account is absolute and is not subject to any prior assignment, claim, Lien, or security interest, except Permitted Liens;

(w) no bond or other undertaking by a guarantor or surety has been or is required to be obtained, supporting the performance of the Foreign Borrower or any other obligor in respect of any of the Foreign Borrower’s agreements with the Account Debtor;

(x) no bond or other undertaking by a guarantor or surety has been or is required to be obtained, supporting the account and any of the Account Debtor’s obligations in respect of the account;

(y) the Foreign Borrower has the full and unqualified right and power to assign and grant a security interest in, and Lien on, the account to the Lender as security and collateral for the payment of the Obligations;

(z) the account does not arise out of a contract with, or order from, an Account Debtor that, by its terms, forbids or makes void or unenforceable the assignment or grant of a security interest by the Foreign Borrower to the Lender, for the benefit of the Lender, of the account arising from such contract or order;

(aa) the account is subject to a Lien in favor of the Lender, which Lien is perfected as to the account by the filing of financing statements and which Lien upon such filing constitutes a first priority security interest and Lien;

(bb) no part of the account represents a progress billing or a retainage;

(cc) the Lender in the exercise of its Permitted Discretion has not deemed the account ineligible because of uncertainty as to the creditworthiness of the Account Debtor or because the Lender otherwise considers the collateral value of such account to the Lender to be impaired or its ability to realize such value to be insecure; and

(dd) if the Account Debtor is located in a state requiring the filing of a Notice of Business Activities Report or similar report in order to permit the Foreign Borrower to seek judicial enforcement in such state of payment of such Account, that the Foreign Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year.

In the event of any dispute, under the foregoing criteria, as to whether an account is, or has ceased to be, an Eligible Foreign Receivable, the decision of the Lender in the exercise of its Permitted Discretion shall control.

“Eligible Receivable” and “Eligible Receivables” shall mean, individually, an Eligible Foreign Receivable or an Eligible U.S. Receivable and collectively, the Eligible Foreign Receivables and the Eligible U.S. Receivables.

“Eligible U.S. Receivable” and “Eligible U.S. Receivables” shall mean with respect to a U.S. Obligor, at any time of determination thereof, the unpaid portion of each account (net of any returns, discounts, claims, credits, charges, accrued rebates or other allowances, offsets, deductions, counterclaims, disputes or other defenses and reduced by the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Agreement) receivable in United States Dollars by a U.S. Obligor, provided each account conforms and continues to conform to the following criteria to the satisfaction of the Lender:

(a) the account arose in the ordinary course of a U.S. Obligor’s business from a bona fide outright sale of Inventory by such U.S. Obligor or from services performed by such U.S. Obligor, and not the subject of any cash-on-delivery term or cash in hand or cash in transit;

(b) the account is a valid, legally enforceable obligation of the Account Debtor and requires no further act on the part of any Person under any circumstances to make the account payable by the Account Debtor;

(c) the account is based upon an enforceable order or contract, written or oral, for Inventory shipped or for services performed, and the same were shipped or performed in accordance with such order or contract;

(d) if the account arises from the sale of Inventory, the Inventory the sale of which gave rise to the account has been shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding;

(e) if the account arises from the performance of services, such services have been fully rendered and do not relate to any warranty claim or obligation;

(f) the account does not arise from a sale of goods or services that is prohibited by or violative of Laws (including, without limitation, licensing requirements) or of any Intellectual Property rights of any Person;

(g) the account is evidenced by an invoice or other documentation in form acceptable to the Lender, dated no later than the date of shipment or performance (without giving effect to any re-aging re-billing or otherwise re-negotiation of such date) and containing only terms normally offered by the respective U.S. Obligor;

(h) the amount shown on the books of a U.S. Obligor and on any invoice, certificate, schedule or statement delivered to the Lender is owing to such U.S. Obligor and no partial payment has been received unless reflected with that delivery;

(i) the account is not outstanding more than ninety (90) days from the date of the invoice therefor or past due more than sixty (60) days after its due date, which shall not be later than thirty (30) days after the invoice date;

(j) the account is not owing by any Account Debtor for which the Lender has deemed fifty percent (50%) or more of such Account Debtor’s other accounts (or any portion thereof) due to a U.S. Obligor, individually, or all of the Borrowers and the U.S. Guarantors collectively, to be non-Eligible Receivables;

(k) the account is not owing by an Account Debtor or a group of affiliated Account Debtors to any U.S. Obligor whose then existing accounts owing to that U.S. Obligor individually exceed in aggregate face amount fifteen percent (15%) of that U.S. Obligor’s total Eligible Receivables and is not owing by an Account Debtor or a group of affiliated Account Debtors whose then existing accounts to any and all of the Borrowers and U.S. Guarantors collectively exceed in aggregate face amount fifteen percent (15%) of the total Eligible Receivables of all Borrowers and U.S. Guarantors;

(l) the Account Debtor has not returned, rejected or refused to retain, or otherwise notified a Borrower or U.S. Guarantor of any dispute concerning, or claimed nonconformity of, any of the Inventory or services from the sale or furnishing of which the account arose;

(m) the account is not subject to any present or contingent (and no facts exist that are the basis for any future) offset, claim, deduction or counterclaim, dispute or defense in law or equity on the part of such Account Debtor, or any claim for credits, allowances, or adjustments by the Account Debtor because of returned, inferior, or damaged Inventory or unsatisfactory services, or for any other reason including, without limitation, those arising on account of a breach of any express or implied representation or warranty;

(n) the Account Debtor is not a Subsidiary or Affiliate of any Borrower or U.S. Guarantor or an employee, officer, director or shareholder of any Borrower or U.S. Guarantor or any Subsidiary or Affiliate of any Borrower or U.S. Guarantor;

(o) the Account Debtor is not incorporated or primarily conducting business or otherwise located in any jurisdiction outside of the United States of America, unless the Account Debtor’s obligations with respect to such account are secured by a letter of credit, guaranty or banker’s acceptance having terms and from such issuers and confirmation banks as are acceptable to the Lender in its sole and absolute discretion (which letter of credit, guaranty or banker’s acceptance is subject to the perfected Lien of the Lender);

(p) as to which none of the following events has occurred with respect to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a “custodian,” as defined in the Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

(q) the Account Debtor is not a Governmental Authority, except to the extent the applicable Borrower or U.S. Guarantor is in compliance with Section 6.1.16 (Government Accounts);

(r) (i) the Account Debtor is not, and does have an Affiliate that is, a Prohibited Person or Sanctioned Person, and (ii) the Account Debtor does not have a location in, or is issuing payment from, a Sanctioned Country;

(s) no Borrower or U.S. Guarantor is indebted in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by a Borrower or U.S. Guarantor in the ordinary course of its business;

(t) the account does not arise from services under or related to any warranty obligation of a Borrower or U.S. Guarantor or out of service charges, finance charges or other fees for the time value of money;

(u) the account is not evidenced by chattel paper or an instrument of any kind and is not secured by any letter of credit;

(v) the title of the respective Borrower or U.S. Guarantor to the account is absolute and is not subject to any prior assignment, claim, Lien, or security interest, except Permitted Liens;

(w) no bond or other undertaking by a guarantor or surety has been or is required to be obtained, supporting the performance of any Borrower or U.S. Guarantor or any other obligor in respect of any of such Borrower’s or U.S. Guarantor’s agreements with the Account Debtor;

(x) no bond or other undertaking by a guarantor or surety has been or is required to be obtained, supporting the account and any of the Account Debtor’s obligations in respect of the account;

(y) each U.S. Obligor has the full and unqualified right and power to assign and grant a security interest in, and Lien on, the account to the Lender as security and collateral for the payment of the Obligations;

(z) the account does not arise out of a contract with, or order from, an Account Debtor that, by its terms, forbids or makes void or unenforceable the assignment or grant of a security interest by the U.S. Obligors to the Lender, for the benefit of the Lender, of the account arising from such contract or order;

(aa) the account is subject to a Lien in favor of the Lender, which Lien is perfected as to the account by the filing of financing statements and which Lien upon such filing constitutes a first priority security interest and Lien;

(bb) the Inventory giving rise to the account was not, at the time of the sale thereof, subject to any Lien, except those in favor of the Lender;

(cc) no part of the account represents a progress billing or a retainage;

(dd) the Lender in the exercise of its Permitted Discretion has not deemed the account ineligible because of uncertainty as to the creditworthiness of the Account Debtor or because the Lender otherwise considers the collateral value of such account to the Lender to be impaired or its ability to realize such value to be insecure; and

(ee) if the Account Debtor is located in a state requiring the filing of a Notice of Business Activities Report or similar report in order to permit any U.S. Obligor to seek judicial enforcement in such state of payment of such Account, that U.S. Obligor has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year.

In the event of any dispute, under the foregoing criteria, as to whether an account is, or has ceased to be, an Eligible Receivable, the decision of the Lender in the exercise of its Permitted Discretion shall control.

“Enforcement Costs” means all expenses, charges, costs and fees whatsoever (including, without limitation, reasonable outside and allocated in-house counsel attorney’s fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Lender (whether arising before or after the commencement of any proceedings under the United States Bankruptcy Code or other applicable laws related to insolvency or otherwise and whether or now allowed or allowable as a claim in any such proceeding) in connection with (a) any or all of the Obligations, this Agreement and/or any of the other Financing Documents, (b) the creation, perfection, collection, maintenance, preservation, defense, protection, realization upon, disposition, sale or enforcement of all or any part of the Collateral, this Agreement or any of the other Financing Documents, including, without limitation, those costs and expenses more specifically enumerated in Section 3.6 (Costs) and/or Section 8.8 (Enforcement Costs), and further including, without limitation, amounts paid to lessors, processors, bailees, warehousemen, sureties, judgment creditors and others in possession of or with a Lien against or claimed against the Collateral, and (c) the monitoring, administration, processing and/or servicing of any or all of the Obligations, the Financing Documents, and/or the Collateral.

“Equipment” means all equipment, machinery, computers, chattels, tools, parts, machine tools, furniture, furnishings, fixtures and goods (other than inventory) of every nature (including, without limitation, embedded software), presently existing or hereafter acquired or created and wherever located, whether or not the same shall be deemed to be affixed to real property, and all of such types of property leased by any of the Borrowers and all of the Borrowers’ rights and interests with respect thereto under such leases (including, without limitation, options to purchase), together with all accessions, additions, fittings, accessories, special tools, and improvements thereto and substitutions therefor and all parts and equipment that may be attached to or that are necessary or beneficial for the operation, use and/or disposition of such personal property, all licenses, warranties, franchises and General Intangibles related thereto or necessary or beneficial for the operation, use and/or disposition of the same, together with all Accounts, Chattel Paper, Instruments and other consideration received by any Borrower on account of the sale, lease or other disposition of all or any part of the foregoing, and together with all rights under or arising out of present or future Documents and contracts relating to the foregoing and all proceeds (cash proceeds and noncash proceeds) of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any Person that is a member of the Borrower’s controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

“Event of Default” has the meaning described in ARTICLE VII (Default and Rights and Remedies).

“Facilities” means the collective reference to the Credit Facilities and Bank Products now or hereafter provided to any one or more of the Borrowers by the Lender under or secured by this Agreement.

“Fees” means the collective reference to each fee payable to the Lender under the terms of this Agreement or under the terms of any of the other Financing Documents. As of the Closing Date, the Fees include the following: Revolving Credit Unused Line Fees, Letter of Credit Fees, and Field Examination Fees.

“Field Examination Fee” and “Field Examination Fees” have the meanings described in Section 2.4.3 (Field Examination Fees).

“Financing Documents” means at any time collectively this Agreement, the Notes, the Security Documents, the Letter of Credit Documents, all Hedge Agreements, all other agreements with respect to Bank Products, and any other instrument, agreement or document previously, simultaneously or hereafter executed and delivered by any Borrower, any Guarantor and/or any other Person, singly or jointly with another Person or Persons, evidencing, securing, guarantying or in connection with this Agreement, the Loans, Bank Products and/or any of the Facilities.

“Fiscal Year” means as to the Borrowers a fiscal year ending January 31.

“Fixed or Capital Assets” of a Person at any date means all assets that would, in accordance with GAAP consistently applied, be classified on the balance sheet of such Person as property, plant or equipment at such date.

“Foreign Obligations” shall mean the Obligations of the Foreign Borrower as they may exist from time to time.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“General Intangibles” means all general intangibles of every nature, whether presently existing or hereafter acquired or created, and without implying any limitation of the foregoing, further means all books and records, commercial tort claims, other claims (including without limitation all claims for income tax and other refunds), payment intangibles, Supporting Obligations, choses in action, causes of action in tort or equity, contract rights, judgments, customer lists, Intellectual Property, royalty payments, licenses, letter-of-credit rights, letters of credit, contractual rights, the right to receive refunds of unearned insurance premiums, rights as lessee under any lease of real or personal property, amounts received as an award in or settlement of a suit in damages, deposit accounts, interests in joint ventures, general or limited partnerships, or limited liability companies or partnerships, rights in applications for any of the foregoing, books and records in whatever media (paper, electronic or otherwise) recorded or stored with respect to any or all of the foregoing, all Supporting Obligations with respect to any of the foregoing, and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all proceeds (cash proceeds and noncash proceeds) of the foregoing.

“Governing Body” means any board of directors, board of managers, board of trustees, other similar governing body, or group of members, partners, or other equity holders with similar responsibilities for governance of any Person.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any department, agency or instrumentality thereof.

“Guarantor” means any Person who may at any time or from time to time be a guarantor, surety or indemnitor with respect to all of any part of the Obligations, as the case may be, and “Guarantors” means collective reference to any one or more of such Persons. The U.S. Guarantors are the Guarantors as of the Closing Date.

“Guaranty” means the collective each agreement at any time entered into by any Guarantor in favor or for the benefit of the Lender to guaranty, provide surety or indemnify with respect to all or any part of the Obligations, all in form and substance satisfactory to the Lender, as the same may be amended, restated, modified, substituted, extended and renewed from time to time. The following are the Guaranties that are to be executed and delivered on the Closing Date:

“U.S. Guaranty” means certain guaranties of payment and security agreement executed by the U.S. Guarantors for the benefit of the Lender dated the date hereof to the Lender, as the same may from time to time be amended, restated supplemented or otherwise modified.

“Hedge Agreement” means any and all transactions, agreements or documents now existing or hereafter entered into, that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

“Hedge Obligations” means the collective reference to the Obligations in connection with any Hedge Agreements including, without limitation, any and all cancellations, buy backs, reversals, terminations or assignments of any Hedge Agreement transaction.

“Hedge Reserve” means any and all Reserves that the Lender from time to time establishes, in its Permitted Discretion, with respect to any Hedge Agreement transaction.

“Indebtedness for Borrowed Money” of a Person means at any time the sum at such time of (a) indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) any obligations of such Person in respect of letters of credit, ’banker’s or other acceptances or similar obligations issued or created for the account of such Person, (c) Lease Obligations of such Person with respect to Capital Leases, (d) all liabilities secured by any Lien on any property owned by such Person, to the extent attached to such ’Person’s interest in such property, even though such Person has not assumed or become personally liable for the payment thereof, (e) obligations of third parties that are being guarantied or indemnified against by such Person or that are secured by the property of such Person; (f) any obligation of such Person under or with respect to an employee stock ownership plan or other employee benefit plan; (g) any obligation of such Person or an ERISA Affiliate to a Multi-employer Plan; and (h) any obligations, liabilities or indebtedness, contingent or otherwise, under or in connection with, any Hedge Agreement transactions; but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and that are not overdue (as determined in accordance with customary trade practices) or that are being disputed in good faith by such Person and for which adequate reserves are being provided on the books of such Person in accordance with GAAP.

“Indemnified Parties” has the meaning set forth in Section 8.17 (Indemnification).

“IEEPA” means the International Emergency Economic Power Act, 50 U.S.C. §1701 et. seq.

“Instrument” means a negotiable instrument or any other writing that evidences a right to payment of a monetary obligation and is not itself a security agreement or lease and is of a type that in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment, and all Supporting Obligations with respect to any of the foregoing and all proceeds (cash proceeds and non-cash proceeds) with respect to any of the foregoing.

“Intellectual Property” means the collective reference to all of Borrowers’ intellectual property, and rights, priorities and privileges relating thereto, whether now owned or existing, or hereafter acquired or created, whether arising under United States, multinational, foreign or other Laws, by agreement, or otherwise, and throughout the world, whether in the United States, any other country, or otherwise, including, without limitation, any and all (a) (i) copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications, whether registered or unregistered and whether published or unpublished; (ii) patents and patent applications; any and all inventions and improvements described and claimed in such patents and patent applications; reissues, divisions, continuations, renewals, extensions and continuations-in-part of any patents and patent applications; and other inventions, discoveries, know-how, and ideas; (iii) trademarks (including service marks), trade names, corporate or other entity names, business names, fictitious business names, trade dress, logos, domain names and other source or business identifiers, and all goodwill of the business symbolized or associated therewith, now existing or hereafter adopted or acquired; (iv) franchises; and (v) all computer programs, trade secrets, business practices and techniques, and strategies; and (b) with respect to the foregoing, any and all (i) registrations and recordings, and applications in connection therewith, whether in the United States Copyright Office, United States Patent and Trademark Office, or in any similar office or agency of the United States, any State thereof or any other country or other Governmental Authority, or otherwise, and all common law rights related thereto; (ii) any and renewals, reissues, and extensions and rights to obtain renewals, reissues, and extensions; and (iii) licenses (whether as a licensor or as a licensee); and (c) with respect to the foregoing, any and all (i) rights to sue, other causes of action, make demand, and rights other remedies, for past, present and future infringements, including, without limitation, the right to settle suits or other actions involving claims and demands for royalties or otherwise; and (ii) income, royalties, damages and payments now or hereafter due and/or payable, including, without limitation, damages or payments for past, present or future infringements, and all proceeds (cash and noncash) of the foregoing. The Lender acknowledges that Borrowers license the majority of the intellectual property used in its businesses and that for purposes hereof “Intellectual Property” shall exclude any intellectual property licensed or leased by Borrowers from a third party.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the Income Tax Regulations issued and proposed to be issued thereunder.

“Inventory” means all inventory of each Borrower and all right, title and interest of each Borrower in and to all of its now owned and hereafter acquired goods and other personal property (including, without limitation, embedded software) furnished under any contract of service or intended for sale or lease, including, without limitation, all raw materials, work-in-process, finished goods and materials and supplies of any kind, nature or description which are used or consumed in any Borrower’s business or are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods and other personal property, and all licenses, warranties, franchises, General Intangibles, personal property and all documents of title or documents relating to the same, together with all Accounts, Chattel Paper, Instruments and other consideration received by any Borrower on account of the sale, lease or other disposition of all or any part of the foregoing, and together with all rights under or arising out of present or future Documents and contracts relating to the foregoing and all proceeds (cash proceeds and noncash proceeds) of the foregoing.

“Investment Property” means a security, whether certificated or uncertificated, security entitlement, securities account, commodity contract, or commodity account, and all proceeds (cash proceeds and noncash proceeds) of, and Supporting Obligations with respect to, the foregoing.

“Item of Payment” means each check, draft, cash, money, instrument, item, wire transfer, ACH transfer, other electronic transfer and other remittance, in any form or method whatsoever, in payment or on account of payment of the Receivables or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to a Receivable, and other proceeds of Collateral; and “Items of Payment” means the collective reference to all of the foregoing.

“Laws” means all ordinances, statutes, rules, regulations, orders, injunctions, writs, decrees or demands of any Governmental Authority.

“Lease Obligations” of a Person means for any period the rental commitments of such Person for such period under leases for real and/or personal property (net of rent from subleases thereof, but including taxes, insurance, maintenance and similar expenses that such Person, as the lessee, is obligated to pay under the terms of said leases, except to the extent that such taxes, insurance, maintenance and similar expenses are payable by sublessees), including rental commitments under Capital Leases.

“Letter of Credit” and “Letters of Credit” shall have the meanings described in Section 2.3.1 (Letters of Credit).

“Letter of Credit Agreement” means the collective reference to each letter of credit application and agreement substantially in the form of the Lender’s then standard form of application for letter of credit or such other form as may be approved by the Lender, executed and delivered by any one or more of the Borrowers in connection with the issuance of a Letter of Credit, as the same may from time to time be amended, restated, supplemented or modified; and “Letter of Credit Agreements” means all of the foregoing in effect at any time and from time to time. For the avoidance of doubt, Letter of Credit Agreements are Financing Documents.

“Letter of Credit Current Obligations” has the meaning described in Section 2.3.3 (Terms of Letters of Credit).

“Letter of Credit Documents” means any and all drafts under or purporting to be under a Letter of Credit, any Letter of Credit Agreement, and any other instrument, document or agreement executed and/or delivered by any one or more of the Borrowers or any other Person under, pursuant to or in connection with a Letter of Credit or any Letter of Credit Agreement. For the avoidance of doubt, Letter of Credit Documents are the Financing Documents.

“Letter of Credit Facility” means the facility established pursuant to Section 2.3 (Letter of Credit Facility).

“Letter of Credit Fee” and “Letter of Credit Fees” have the meanings described in Section 2.3.2 (Letter of Credit Fees).

“Letter of Credit Obligations” means the collective reference to all Obligations of any one or more of the Borrowers with respect to the Letters of Credit and the Letter of Credit Agreements, including, without limitation, Letter of Credit Current Obligations and Letter of Credit Outstanding Obligations. For the avoidance of doubt, each Letter of Credit Obligations are Obligations.

“Letter of Credit Outstanding Obligations” has the meaning described in 2.3.3 (Terms of Letters of Credit).

“Letter of Credit Sublimit” means One Million Dollars ($1,000,000).

“Lien” means (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, agreement, statute, rule of equity, judgment or other determination of Governmental Authority, or otherwise, and includes a security interest, charge, claim, priority or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, deemed trusts, assignment, deposit arrangement, security agreement, conditional sale, or other title retention agreement or trust receipt or a lease, consignment, bailment or other ceding of control or possession, provision for confession of judgment, cognovit or other similar right or other remedy, the filing of any financing statement under the Uniform Commercial Code or of similar device to give notice of a potential interest in property; (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, servitude right-of-way, restriction, lease or other title exception or encumbrance affecting property; and (c) any contingent or other agreement to provide any of the foregoing.

“Loan” means each of the Revolving Loan or each other loan now or hereafter extended under or secured by this Agreement, as the case may be, and “Loans” means the collective reference to the Revolving Loan and each other loan now or hereafter extended under or secured by this Agreement.

“Loan Notice” has the meaning described in Section 2.1.2 (Procedure for Making Advances).

“Material Adverse Effect” means with respect to any Borrower or Other Obligor an effect, either in any case or in the aggregate, which might result in a material adverse change (w) in the business, prospects, condition, affairs or operations of that Borrower or Other Obligor, (x) to the material properties or assets of that Borrower or Other Obligor, (y) in the right or ability of that Borrower or Other Obligor to carry on a substantial portion of its operations as now conducted or proposed to be conducted or to perform its obligations under the Financing Documents, or (z) to the value of, or the ability of the Lender to realize upon, the Collateral.

“Maximum Foreign Revolving Advance Amount” shall mean Two Million Dollars ($2,000,000).

“Maximum Rate” has the meaning described in Section 2.5.5 (Maximum Interest Rate).

“Maximum U.S. Revolving Advance Amount” shall mean Eight Million Dollars ($8,000,000).

"Mortgages” means the collective reference to any mortgage, deed of trust, agreement, conveyance, indenture or other security instrument at any time entered into by any Person that conveys or evidences a Lien on any real property or any interest in real property, in favor or for the benefit of the Lender to secure directly or indirectly all or any part of the Obligations, all in form and substance as the Lender may require from time to time require to take, perfect, give notice of, and/or enhance a security interest in or Lien on property, and/or to create, further or enhance the Lender’s rights and remedies with respect thereto, as the same may be amended, restated, modified, substituted, extended and renewed from time to time.

“Multi-employer Plan” means a Plan that is a Multi-employer plan as defined in Section 4001(a)(3) of ERISA.

“Note” means any promissory note that may from time to time evidence all or any portion of the Obligations and “Notes” means collectively each such promissory note. On the Closing Date, the Notes consist of the Revolving Credit Note.

“Obligations” means (a) all present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of any one or more of the Borrowers to the Lender under, arising pursuant to, in connection with the Loans, Hedge Agreements, and/or any of the other Facilities and/or on account of the provisions of this Agreement, each Note, each Security Document, and/or any of the other Financing Documents including, without limitation, the principal of, and interest on, each Note, late charges, the Fees, Enforcement Costs, prepayment fees (if any), letter of credit reimbursement obligations, letter of credit fees or fees charged with respect to any guaranty of any letter of credit, and amounts related to cancellations, buy backs, reversals, terminations or assignments of any Hedge Agreement transaction; (b) all other present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of any one or more of the Borrowers to the Lender of any nature whatsoever, including, without limitation, any indebtedness, duties, obligations, and liabilities under or in connection with, any Hedge Agreements, other Bank Products and other Facilities; and (c) also means any and all renewals, extensions, substitutions, amendments, restatements and rearrangements of any or all of the foregoing indebtedness, duties, obligations, and liabilities, regardless of whether such indebtedness, duties, obligations, and liabilities be direct, indirect, primary, secondary, joint, several, joint and several, fixed or contingent.

“OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control or any successor thereto.

“Organizational Documents” means, with respect to any Person, the collective reference to each of the constituent certificates, documents and agreements governing the Person’s formation, governance and management, as amended, restated, modified, substituted, extended and renewed from time to time, including, without limitation, (a) with respect to a corporation, its charter and bylaws, (b) with respect to a limited liability company, its operating agreement and articles of organization, (c) with respect to a limited partnership, its limited partnership certificate and its limited partnership agreement, and (d) with respect to a general partnership, its partnership agreement.

“Other Obligor” means any Guarantor, surety, endorser, indemnitor, co-party or other Person (except any Borrower) liable or obligated (directly or indirectly, absolutely or contingently or in any other manner) at any time and from time to time with respect to all or any part of the Obligations, whether under the Financing Documents or otherwise.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, as amended from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permitted Discretion” means the Lender’s good faith judgment exercised from the perspective of a financial institution providing a commercial, asset-based revolving credit facility against the realizable value of accounts and inventory (rather than the book value of such assets as shown in the Borrowers’ financial statements) as collateral, which facility is of a type that requires at least weekly reporting and periodic field examinations of those values.

“Permitted Liens” means: (a) Liens for Taxes that are not delinquent or that the Lender has determined in the exercise of its Permitted Discretion (i) are being diligently contested in good faith and by appropriate proceedings, and such contest operates to suspend collection of the contested Taxes and enforcement of a Lien, (ii) the applicable Borrower has the financial ability to pay, with all penalties and interest, at all times without a Material Adverse Effect on that Borrower, and (iii) are not, and will not be with appropriate filing, the giving of notice and/or the passage of time, entitled to priority over any Lien of Lender; (b) deposits or pledges to secure obligations under workers’ compensation, social security or similar laws, or under unemployment insurance in the ordinary course of business; (c) Liens securing the Obligations; (d) judgment Liens to the extent the entry of such judgment does not constitute a Default or an Event of Default under the terms of this Agreement or result in the sale or levy of, or execution on, any of the Collateral; (e) Liens arising from the filing of Uniform Commercial Code financing statements relating solely to leases not prohibited by this Agreement; (f) purchase money security interests securing Indebtedness for Borrowed Money (that is not part of the Obligations) for the purchase of Equipment in arms-length, commercially reasonable transactions with persons who are not Affiliates of any Borrower; provided, however, that (i) the indebtedness secured shall not exceed the unpaid purchase price of the Equipment acquired, plus reasonable finance charges and the reasonable costs of collection (including, without limitation, reasonable attorneys fees); (ii) each item of Equipment shall secure only its portion of the indebtedness described in item (i); and (iii) the aggregate outstanding amount of such indebtedness outstanding at any time shall not exceed $1,000,000; and (f) such other Liens, if any, as are set forth on Schedule 6.2.9 attached hereto and made a part hereof.

“Permitted Uses” means (a) on the Closing Date repayment of the Borrower’s existing revolving loan facility with the Lender payment of fees, costs and expenses in connection with this Agreement, and (b) with respect to the Revolving Loan, the payment of expenses incurred in the ordinary course of the Borrower’s business.

“Person” means and includes an individual, a corporation, a partnership, a joint venture, a limited liability company or partnership, a trust, an unincorporated association, a Governmental Authority, or any other organization or entity.

“Plan” means any pension plan that is covered by Title IV of ERISA and in respect of that any Borrower or a ERISA Affiliate is an “employer” as defined in Section 3 of ERISA.

“Post-Default Rate” means the interest rate as set forth in the Revolving Credit Note plus two percent (2.00%).

“PPSA” means the Personal Property Security Act in effect from time to time in the province of Ontario or in any other jurisdiction, as applicable.

“Prohibited Person” means any Person (a) that is listed in the Annex to, or is otherwise subject to the provisions of, the Anti-Terrorism Order; (b) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of the Anti-Terrorism Order; (c) that commits, threatens or conspires to commit or supports “terrorism” as defined in the Anti-Terrorism Order; (d) that is named as a “specifically designated national (SDN)” on the most current list published by OFAC at its official website, http://www.treas.gov.ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list; (e) that is covered by IEEPA or OFAC; or (f) that is an affiliate (including any principal, officer, immediate family member or close associate) of a Person described in one or more of clauses (a) – (e) of this definition .

“Receivable” means one of each Borrower’s now owned and hereafter owned, acquired or created Accounts, Chattel Paper, General Intangibles and Instruments; and “Receivables” means all of each Borrower’s now or hereafter owned, acquired or created Accounts, Chattel Paper, General Intangibles and Instruments, and all cash and non-cash proceeds and products thereof.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder.

“Reserves” means the collective reference to reserves, in amounts and with respect to such matters, as the Lender in its Permitted Discretion shall deem necessary or appropriate to establish against the Borrowing Base, including, without limitation, reserves with respect to (i) reserves required by this Agreement or the other Financing Documents, (ii) sums that the Borrowers are required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any provision of this Agreement, any of the other Financing Documents or any of the other Obligations, and (iii) amounts owing by the Borrowers to any Person to the extent secured by a Lien on, or trust over, any of the Collateral, which Lien or trust as the Lender in its Permitted Discretion deems likely to have a priority superior to Liens of the Lender (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in all or any part of the Collateral; it being understood and agreed that Reserves are established solely for the benefit of the Lender and no other Person, including, without limitation, the Borrowers, shall have any rights or interests with respect to the establishment or failure to establish Reserves.

“Responsible Officer” means for each Borrower, its chief executive officer or president or, with respect to financial matters, its chief financial officer.

“Revolver Usage” means, as of any date of determination, the aggregate of the outstanding principal balance of the Revolving Loan plus, with respect to Letters of Credit, the aggregate face amount of all outstanding Letters of Credit plus the amount of all drafts drawn thereon to the extent the same have not been the subject of an Advance.

“Revolving Credit Commitment” means the agreement of the Lender relating to the making of Advances subject to and in accordance with the provisions of this Agreement.

“Revolving Credit Commitment Period” means the period of time from the Closing Date to the Business Day preceding the Revolving Credit Termination Date.

“Revolving Credit Committed Amount” means Eight Million Dollars ($8,000,000).

“Revolving Credit Expiration Date” means February 28, 2014.

“Revolving Credit Facility” means the facility established by the Lender pursuant to Section 2.1 (Revolving Credit Facility) and includes, without limitation, the Letter of Credit Facility.

“Revolving Credit Note” and “Revolving Credit Notes” have the meanings described in Section 2.1.5 (Revolving Credit Notes).

“Revolving Credit Termination Date” means the earlier of (a) the Revolving Credit Expiration Date, or (b) the date on which the Revolving Credit Commitment is terminated pursuant to Section 7.2 (Remedies) or otherwise.

“Revolving Credit Unused Line Fee” and “Revolving Credit Unused Line Fees” have the meanings described in Section 2.1.7 (Revolving Credit Unused Line Fee).

“Revolving Loan” has the meaning described in Section 2.1.1 (Revolving Credit Facility).

“Sanctioned Country” means a country subject to the sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html or as otherwise published from time to time.

“Sanctioned Person” means (a) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (b) an organization controlled by a Sanctioned Country, or (c) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Security Documents” means collectively any assignment, pledge agreement, security agreement, mortgage, deed of trust, deed to secure debt, financing statement and any similar instrument, document or agreement under or pursuant to which a Lien is now or hereafter granted to, or for the benefit of, the Lender on any real or personal property of any Person to secure all or any portion of the Obligations, all as the same may from time to time be amended, restated, supplemented or otherwise modified, including, without limitation, this Agreement, the Guaranties, the Mortgages, and the Collateral Assignments.

“Solvent” means when used with respect to any Person that at the time of determination (a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including, without limitation, contingent liabilities); (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; (c) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted. For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“State” means the State of Maryland.

“Subordinated Debt Documents” means any and all promissory notes, agreements, documents or instruments now or at any time evidencing, securing, guarantying or otherwise executed and delivered in connection with the Subordinated Debt, as the same may from time to time be amended, restated, supplemented or modified.

“Subordinated Indebtedness” means all indebtedness, including, without limitation, the Subordinated Debt, incurred at any time by any one or more of the Borrowers, which is in amounts, subject to repayment terms, and subordinated to the Obligations, as set forth in one or more written agreements, all in form and substance satisfactory to the Lender in its sole and absolute discretion.

“Subordination Agreement” means that certain Subordination Agreement by and among Autodesk, Inc., the Borrowers and the Lender, as the same may be from time to time amended, restated, supplemented or modified.

“Subsidiary” means, collectively, Rand A Technology Corporation, Rand Worldwide Foreign Holdings, Inc. and Rand Worldwide Subsidiary, Inc.

“Supporting Obligation” means a letter-of-credit right, secondary obligation, or obligation of a secondary obligor, or secondary obligation that supports the payment or performance of an account, chattel paper, a document, a general intangible, an instrument, or investment property.

“Taxes” means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), that at any time may be assessed, levied, confirmed or imposed by any Governmental Authority on any or all of the Borrowers or any of its or their properties or assets or any part thereof or in respect of any of its or their franchises, businesses, income or profits.

“Uniform Commercial Code” means, unless otherwise provided in this Agreement, the Uniform Commercial Code as adopted by and in effect from time to time in the State or in any other jurisdiction, as applicable.

“U.S. Dollar Equivalent” shall mean, at the date of determination, the amount of U.S. Dollars that the Lender could purchase, in accordance with its normal practice, with a specified amount of Canadian Dollars based on the Bank of Canada noon spot rate on such date.

“U.S. Guarantors” means the collective reference to RAND WORLDWIDE FOREIGN HOLDINGS, INC., a Delaware corporation and RAND WORLDWIDE SUBSIDIARY, INC., a Delaware corporation.

“U.S. Obligations” shall mean the aggregate of the Obligations of the U.S. Borrower as they may exist from time to time other than the Foreign Obligations.

“U.S. Obligors” means the collective reference to the U.S. Borrower and the U.S. Guarantors.

“Wholly Owned Subsidiary” means any domestic United States corporation all the shares of stock of all classes of which (other than directors’ qualifying shares) at the time are owned directly or indirectly by a Borrower and/or by one or more Wholly Owned Subsidiaries of a Borrower.

Section 1.2 Accounting Terms and Other Definitional Provisions.

Unless otherwise defined herein, as used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto, accounting terms not otherwise defined herein, and accounting terms only partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP, as consistently applied to the applicable Person. All terms used herein which are defined by the Uniform Commercial Code shall have the same meanings as assigned to them by the Uniform Commercial Code unless and to the extent varied by this Agreement. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are references to articles, sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Reference to any one or more of the Financing Documents shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified. Reference in this Agreement and the other Financing Documents to the “Borrower”, the “Borrowers”, “each Borrower” or otherwise with respect to any one or more of the Borrowers shall mean each and every Borrower and any one or more of the Borrowers, jointly and severally, unless a specific Borrower is expressly identified.

Section 1.3 Interpretive Provisions.

(a) The terms “sign,” “signed” and signatures” shall have their ordinary meanings except that, to limited extent the Lender in an authenticated record expressly agrees otherwise from time to time in the exercise of its Permitted Discretion, the terms may also include other methods used to authenticate.

(b) The headings in this Agreement are included herein for convenience only, shall not constitute a part of this Agreement for any other purpose, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c) This Agreement and the other Financing Documents are the result of negotiations among and have been reviewed by counsel to the Lender, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lender merely because of the involvement of the Lender and its counsel in their preparation.

(d) In this Agreement and the other Financing Documents, (i) any term defined in this Agreement by reference to the “Uniform Commercial Code” shall also have any extended, alternative or analogous meaning given to such term in applicable Canadian personal property security and other laws (including, without limitation, the Personal Property Security Act (Ontario), the Bills of Exchange Act (Canada), and the Depository Bills and Notes Act (Canada)), in all cases for the extension, preservation or betterment of the security and rights of the Lender, (ii) all references in this Agreement to “Article 8 of the Code” or “Article 8 of the Uniform Commercial Code” shall be deemed to refer also to applicable Canadian securities transfer laws (including, without limitation, the Securities Transfer Act, 2006 (Ontario)), (iii) all references in this Agreement to the United States Copyright Office or the United States Patent and Trademark Office shall be deemed to refer also to the Canadian Intellectual Property Office, (iv) all references in this Agreement to a financing statement, continuation statement, amendment or termination statement shall be deemed to refer also to the analogous documents used under applicable Canadian personal property security laws, (v) all references to the United States of America, or to any subdivision, department, agency or instrumentality thereof shall be deemed to refer also to Canada or to any subdivision, department, agency or instrumentality thereof, (vi) all references to federal or state securities law of the United States shall be deemed to refer also to analogous federal and provincial securities laws of Canada, (vii) all references to “state or federal bankruptcy laws” shall be deemed to refer also to any insolvency proceeding occurring in Canada or under Canadian law, and (viii) all calculations of U.S. Dollar amounts which utilize amounts expressed in Canadian Dollars shall be made using the U.S. Dollar Equivalent of such Canadian Dollar amounts in a manner reasonably calculated by the Lender.

ARTICLE II
THE CREDIT FACILITIES

Section 2.1	The Revolving Credit Facility.

2.1.1	Revolving Credit Facility.

(a) Subject to and upon the provisions of this Agreement, the Lender establishes during the Revolving Credit Commitment Period a revolving credit facility in favor of the Borrowers (sometimes referred to in this Agreement as the “Revolving Loan”) in an amount at any one time outstanding not to exceed the lesser of (i) the Revolving Credit Committed Amount or (ii) the Borrowing Base.

(b) Subject to and upon the provisions of this Agreement, the Borrowers may request Advances during the Revolving Credit Commitment Period in accordance with the provisions of this Agreement; provided that after giving effect to the Borrowers’ request, the aggregate Revolver Usage would not exceed the Revolving Credit Committed Amount and:

(i) With respect to the Foreign Borrower, the aggregate Revolver Usage would not exceed the lesser of (A) the Maximum Foreign Revolving Advance Amount or (B) the Borrowing Base as calculated with respect to Eligible Foreign Receivables; and

(ii) With respect to the U.S. Obligors, the aggregate Revolver Usage would not exceed the lesser of (A) the Maximum U.S. Revolving Advance Amount or (B) the Borrowing Base as calculated with respect to Eligible U.S. Receivables.

(c) Unless sooner paid, the unpaid Revolving Loan, together with interest accrued and unpaid thereon, and all other Obligations shall be due and payable in full on the Revolving Credit Expiration Date.

(d) If at any time the Revolver Usage exceeds the Revolving Credit Committed Amount in effect from time to time, the Borrower shall pay such excess to the Lender ON DEMAND.

2.1.2	Procedure for Making Advances Under the Revolving Loan; Lender Protection Loans.

The Borrowers may borrow under the Revolving Credit Facility on any Business Day. Advances under the Revolving Loan shall be withdrawn by Borrowers from their sweep account with the Lender or shall be otherwise applied by Lender as directed by the Borrowers, which direction the Lender may require to be in writing.

2.1.3 Computation of Borrowing Base.

(a) The Borrowing Base shall be computed based on the Borrowing Base Report most recently delivered to and accepted by the Lender in its Permitted Discretion. The Borrowing Base shall be calculated separately with respect to the Foreign Borrower based upon Eligible Foreign Receivables and the U.S. Obligors based upon Eligible U.S. Receivables. In the event the Borrowers fail to furnish a Borrowing Base Report required by Section 2.1.4 (Borrowing Base Report), or in the event the Lender believes that a Borrowing Base Report is no longer accurate, the Lender may, in its sole and absolute discretion exercised from time to time and without limiting other rights and remedies under this Agreement, suspend the making of or limit advances under the Revolving Loan. The amount of the Borrowing Base shall be subject to reduction by the amount of Reserves applicable from time to time and by the amount of any Receivable that was included in the Borrowing Base but that the Lender determines fails to meet the respective criteria applicable from time to time for Eligible Receivables.

(b) If at any time the aggregate Revolver Usage exceeds the Borrowing Base for the Foreign Borrower or the U.S. Obligors, a borrowing base deficiency (“Borrowing Base Deficiency”) shall exist. Each time a Borrowing Base Deficiency exists, the Borrowers at the sole and absolute discretion of the Lender exercised from time to time shall pay the Borrowing Base Deficiency ON DEMAND to Lender.

(c) Without implying any limitation on the Lender’s discretion with respect to the Borrowing Base, the criteria for Eligible Receivables contained in the respective definitions of Eligible Receivables are in part based upon the business operations of the Borrowers existing on or about the Closing Date and upon information and records furnished to the Lender by the Borrowers. If at any time or from time to time hereafter, the business operations of the Borrowers change or such information and records furnished to the Lender is incorrect or misleading, the Lender in its sole and absolute discretion, may at any time and from time to time during the duration of this Agreement change such criteria or add new criteria. The Lender shall communicate such changed or additional criteria to the Borrowers from time to time either orally or in writing.

2.1.4 Borrowing Base Report.

The Borrowers will furnish to the Lender no less frequently than monthly within twenty (20) days after the end of each month and at such other times as may be requested by the Lender a report of the Borrowing Base (each a “Borrowing Base Report”; collectively, the “Borrowing Base Reports”) in the form required from time to time by the Lender, appropriately completed and duly signed. The Borrowing Base Report shall contain the amount and payments on the Receivables and the calculations of the Borrowing Base, all in such detail, and accompanied by such supporting and other information, as the Lender may from time to time request. Upon the Lender’s request and upon the creation of any Receivables, or at such intervals as the Lender may require, the Borrowers will provide the Lender with (a) confirmatory assignment schedules; (b) copies of Account Debtor invoices; (c) evidence of shipment or delivery; and (d) such further schedules, documents and/or information regarding the Receivables as the Lender may reasonably require. The items to be provided under this subsection shall be in form satisfactory to the Lender, and certified as true and correct by a Responsible Officer (or, to the extent acceptable to the Lender from time to time, by any other officers or employees of the Borrower whom a Responsible Officer from time to time authorizes in writing to do so), and delivered to the Lender from time to time solely for the Lender’s convenience in maintaining records of the Collateral. Any Borrower’s failure to deliver any of such items to the Lender shall not affect, terminate, modify, or otherwise limit the Liens of the Lender in the Collateral.

2.1.5 Revolving Credit Note.

The obligation of the Borrowers to pay the Revolving Loan, with interest, shall be evidenced by a promissory note (as from time to time extended, amended, restated, supplemented or otherwise modified, the “Revolving Credit Note”) substantially in the form of EXHIBIT A attached hereto and made a part hereof, with appropriate insertions. The Revolving Credit Note shall be dated as of the Closing Date, shall be payable to the order of the Lender at the times provided in the Revolving Credit Note, and shall be in the principal amount of the Revolving Credit Committed Amount. Each of the Borrowers acknowledges and agrees that, if the outstanding principal balance of the Revolving Loan outstanding from time to time exceeds the face amount of the Revolving Credit Note, the excess shall bear interest at the rates provided from time to time for advances under the Revolving Loan evidenced by the Revolving Credit Note and shall be payable, with accrued interest, ON DEMAND. The Revolving Credit Note shall not operate as a novation of any of the Obligations or nullify, discharge, or release any such Obligations or the continuing contractual relationship of the parties hereto in accordance with the provisions of this Agreement.

2.1.6 Prepayments of Revolving Loan.

(a) The Borrower shall have the option, at any time and from time to time, to prepay (each a “Revolving Loan Optional Prepayment” and collectively the “Revolving Loan Optional Prepayments”) the Revolving Loan, in whole or in part without premium or penalty.

(b) The Borrower shall make the mandatory prepayments (each a “Revolving Loan Mandatory Prepayment” and collectively, the “Revolving Loan Mandatory Prepayments”) of the Revolving Loan at any time and from time to time in such amounts requested by the Lender pursuant to Section 2.1.3 (Computation of Borrowing Base) in order to cover any Borrowing Base Deficiency and as otherwise requested or demanded by the Lender pursuant the other terms of this Agreement.

2.1.7 Revolving Credit Unused Line Fee.

The Borrowers shall pay to the Lender a revolving credit facility fee (collectively, the “Revolving Credit Unused Line Fees” and individually, a “Revolving Credit Unused Line Fee”) in an amount equal to one-quarter of one percent (0.25%) per annum on the average daily unused and undisbursed portion of the Revolving Credit Committed Amount in effect from time to time accruing during each calendar month. The accrued and unpaid portion of the Revolving Credit Unused Line Fee shall be paid by the Borrowers to the Lender on the first day of each calendar quarter, in arrears, commencing on April 1, 2012, and on the Revolving Credit Termination Date.

2.1.8 Required Availability.

At no time shall Availability be less than zero ($0.00). By requesting and by accepting an Advance or other Revolver Usage, the Borrowers shall thereby represent and warrant that the Borrowers are in compliance with this Section both immediately before and immediately after the making of the Advance or other Revolver Usage requested.

Section 2.2	Reserved.

Section 2.3	The Letter of Credit Facility.

2.3.1	Letters of Credit.

Subject to and upon the provisions of this Agreement, and as a part of the Revolving Credit Commitment, each of the Borrowers, upon the prior approval of the Lender, may obtain standby and commercial letters of credit (as the same may from time to time be amended, supplemented or otherwise modified, each a “Letter of Credit” and collectively the “Letters of Credit”) from the Lender from time to time from the Closing Date until the Business Day preceding the Revolving Credit Termination Date. The Borrowers will not be entitled to obtain a Letter of Credit unless (a) after giving effect to the request, the aggregate Revolver Usage would not exceed the lesser of (i) the Revolving Credit Committed Amount, or (ii) the most current Borrowing Base (b) the sum of the aggregate face amount of the then outstanding Letters of Credit (including the face amount of the requested Letter of Credit) does not exceed the Letter of Credit Sublimit, and (c) the purpose of such Letter of Credit shall be reasonably acceptable to the Lender.

2.3.2 Letter of Credit Fees.

Prior to or simultaneously with the opening of each Letter of Credit, the Borrowers shall pay to the Lender, a letter of credit fee (each a “Letter of Credit Fee” and collectively the “Letter of Credit Fees”) in an amount equal to one and one-half percent (1.5%) of the face amount of the Letter of Credit. The Letter of Credit Fees shall be paid upon the opening of each Letter of Credit and upon each quarter thereafter, in advance, so that Borrowers shall pay one-fourth of the annual Letter of Credit Fee each quarter. In addition, the Borrowers shall pay to the Lender, for its own account, any and all additional issuance, negotiation, processing, transfer or other fees to the extent and as and when required by the provisions of any Letter of Credit Agreement. All such additional fees are included in and are a part of the “Fees” payable by the Borrowers under the provisions of this Agreement and are for the sole and exclusive benefit of the Lender and are a part of the Obligations.

2.3.3 Terms of Letters of Credit.

Each Letter of Credit shall (a) be opened pursuant to a Letter of Credit Agreement and (b) expire on a date not later than thirty (30) days preceding the Revolving Credit Expiration Date; provided, however, if any Letter of Credit does have an expiration date later than thirty (30) days preceding the Revolving Credit Termination Date (each a “Post-Expiration Date Letter of Credit” and collectively, the “Post-Expiration Date Letters of Credit”), effective as of the Business Day preceding the Revolving Credit Termination Date and without prior notice to or the consent of the Borrowers, the Lender may, in the exercise of its sole and absolute discretion from time to time, make advances under the Revolving Loan for the account of the Borrowers in the aggregate face amount of one hundred five percent (105%) of all such Letters of Credit. The Lender shall deposit the proceeds of such advances into one or more interest bearing accounts with and in the name of the Lender and over which the Lender alone shall have exclusive power of access and withdrawal (collectively, the “Letter of Credit Cash Collateral Account”). The Letter of Credit Cash Collateral Account is to be held by the Lender as additional collateral and security for any Letter of Credit Obligations relating to the Post-Expiration Date Letters of Credit. Each Borrower hereby assigns, pledges, grants and sets over to the Lender a first priority security interest in, and Lien on, all of the funds on deposit in the Letter of Credit Cash Collateral Account, together with any and all proceeds (cash and non-cash) and products thereof as additional collateral and security for the Letter of Credit Obligations relating to the Post-Expiration Date Letters of Credit and all other Obligations. Each Borrower acknowledges and agrees that the Lender shall be entitled to fund any draw or draft on any Post-Expiration Date Letter of Credit from the monies on deposit in the Letter of Credit Cash Collateral Account without notice to or consent of any Borrower or the Lender. Each Borrower further acknowledges and agrees that the Lender’s election to fund any draw or draft on any Post-Expiration Date Letter of Credit from the Letter of Credit Cash Collateral shall in no way limit, impair, lessen, reduce, release or otherwise adversely affect its obligation to pay any Letter of Credit Obligations under or relating to the Post-Expiration Date Letters of Credit. At such time as all Post-Expiration Date Letters of Credit have expired and all Letter of Credit Obligations relating to the Post-Expiration Date Letters of Credit have been paid in full, the Lender agrees (i) to apply the amount of any remaining funds on deposit in the Letter of Credit Cash Collateral Account to the then unpaid balance of the Obligations in such order and manner as the Lender shall determine in its sole and absolute discretion in accordance with the provisions of this Agreement, or (ii) to release the remaining funds to Borrowers if there are no outstanding Obligations. For the avoidance of doubt, the Lender shall have no obligation to release (pursuant to Section 3.7 (Release) or otherwise) all or any Collateral that secures the Letter of Credit Obligations (whether or not then due and whether or not fixed or contingent) until all Letter of Credit Obligations have been indefeasibly paid in full in cash and all commitments to provide further Letters of Credit have been terminated.

The aggregate face amount of all Letters of Credit at any one time outstanding and issued by the Lender pursuant to the provisions of this Agreement, including, without limitation, any and all Post-Expiration Date Letters of Credit, plus the amount of any unpaid Letter of Credit Fees accrued or scheduled to accrue thereon, and less the aggregate amount of all drafts issued under or purporting to have been issued under such Letters of Credit that have been paid by the Lender and for which the Lender has been reimbursed by the Borrowers in full in accordance with Section 2.3.5 below and the Letter of Credit Agreements, and for which the Lender has no further obligation or commitment to restore all or any portion of the amounts drawn and reimbursed, is herein called the “Outstanding Letter of Credit Obligations”.

2.3.4 Procedures for Letters of Credit.

The Borrowers shall give the Lender written notice at least five (5) Business Days prior to the date on which the Borrower desires the Lender to issue a Letter of Credit. Such notice shall be accompanied by a duly executed Letter of Credit Agreement specifying, among other things: (a) the name and address of the intended beneficiary of the Letter of Credit, (b) the requested face amount of the Letter of Credit, (c) whether the Letter of Credit is to be revocable or irrevocable, (d) the Business Day on which the Letter of Credit is to be opened and the date on which the Letter of Credit is to expire, (e) the terms of payment of any draft or drafts which may be drawn under the Letter of Credit, and (f) any other terms or provisions the Borrowers desire to be contained in the Letter of Credit. Such notice shall also be accompanied by such other information, certificates, confirmations, and other items as the Lender may require to assure that the Letter of Credit is to be issued in accordance with the provisions of this Agreement and a Letter of Credit Agreement. In the event of any conflict between the provisions of this Agreement and the provisions of a Letter of Credit Agreement, the provisions of this Agreement shall prevail and control unless otherwise expressly provided in the Letter of Credit Agreement. Upon (x) receipt of such notice, (y) payment of all Letter of Credit Fees and all other Fees payable in connection with the issuance of such Letter of Credit, and (z) receipt of a duly executed Letter of Credit Agreement, the Lender shall process such notice and Letter of Credit Agreement in accordance with its customary procedures and open such Letter of Credit on the Business Day specified in such notice.

2.3.5 Payments of Letters of Credit.

The Borrowers hereby promise to pay to the Lender, ON DEMAND and in United States Dollars, the following which are herein collectively referred to as the “Letter of Credit Current Obligations”:

(a) the amount which the Lender has paid or will be required to pay under each draft or draw on a Letter of Credit, whether such demand be in advance of the Lender’s payment or for reimbursement for such payment;

(b) any and all reasonable charges and expenses which the Lender may pay or incur relative to the Letter of Credit and/or such draws or drafts; and

(c) interest on the amounts described in (a) and (b) not paid by the Borrowers as and when due and payable under the provisions of (a) and (b) above from the day the same are due and payable until paid in full (subject to any applicable notice or grace period) at a rate per annum equal to Post-Default Rate for the Revolving Loan.

In addition, the Borrowers hereby promise to pay any and all other Letter of Credit Obligations as and when due and payable in accordance with the provisions of this Agreement and the Letter of Credit Agreements. The obligation of the Borrowers to pay Letter of Credit Current Obligations and all other Letter of Credit Obligations shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrowers or any other account party may have or have had against the beneficiary of such Letter of Credit, the Lender, or any other Person, including, without limitation, any defense based on the failure of any draft or draw to conform to the terms of such Letter of Credit, any draft or other document proving to be forged, fraudulent or invalid, or the legality, validity, regularity or enforceability of such Letter of Credit, any draft or other documents presented with any draft, any Letter of Credit Agreement, this Agreement, or any of the other Financing Documents, unless the Lender had actual knowledge of the same, and irrespective of any Collateral, security or guarantee therefor or right of offset with respect thereto and irrespective of any other circumstances whatsoever which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers for any Letter of Credit Obligations, in bankruptcy or otherwise; provided, however, that the Borrowers shall not be obligated to reimburse the Lender for any wrongful payment under such Letter of Credit made as a result of the Lender’s gross negligence or willful misconduct. The obligation of the Borrowers to pay the Letter of Credit Obligations shall not be conditioned or contingent upon the pursuit by the Lender or any other Person at any time of any right or remedy against any Person which may be or become liable in respect of all or any part of such obligation or against any Collateral, security or guarantee therefor or right of offset with respect thereto.

The Letter of Credit Obligations shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any portion of the Letter of Credit Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Person, or upon or as a result of the appointment of a receiver, intervenor, or conservator of, or trustee or similar officer for, any Person, or any substantial part of such Person’s property, all as though such payments had not been made.

2.3.6 Change in Law; Increased Cost.

If any change in any law or regulation or in the interpretation thereof by any court or other Governmental Authority charged with the administration thereof shall either (a) impose, modify or deem applicable any reserve, special deposit or similar requirement against Letters of Credit issued by the Lender, or (b) impose on the Lender any other condition regarding this Agreement or any Letter of Credit, and the result of any event referred to in clauses (a) or (b) above shall be to increase the cost to the Lender of issuing, maintaining or extending the Letter of Credit or the cost to the Lender of funding any obligation under or in connection with the Letter of Credit (which increase in cost shall be the result of the Lender’s reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon demand by the Lender, the Borrowers shall immediately pay to the Lender from time to time as specified by the Lender, additional amounts that shall be sufficient to compensate the Lender for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the then highest current non-default rate of interest on the Revolving Loan. A certificate as to such increased cost incurred by the Lender, submitted by the Lender to the Borrowers, shall be conclusive, absent manifest error.

2.3.7 General Letter of Credit Provisions.

The Borrowers hereby instruct the Lender to pay any draft complying with the terms of any Letter of Credit irrespective of any instructions of the Borrowers to the contrary. The Borrowers assume all risks of the acts and omissions of the beneficiary and other users of any Letter of Credit. The Lender and its respective branches, Affiliates and/or correspondents shall not be responsible for and the Borrowers hereby indemnify and hold the Lender and its respective branches, Affiliates and/or correspondents harmless from and against all liability, loss and expense (including reasonable attorney’s fees and costs) incurred by the Lender and/or their respective branches, Affiliates and/or correspondents relative to and/or as a consequence of (a) any failure by the Borrowers to perform the agreements hereunder and under any Letter of Credit Agreement, (b) any Letter of Credit Agreement, this Agreement, any Letter of Credit and any draft, draw and/or acceptance under or purported to be under any Letter of Credit, (c) any action taken or omitted by the Lender and/or any of its respective branches, Affiliates and/or correspondents at the request of the Borrowers, (d) any failure or inability to perform in accordance with the terms of any Letter of Credit by reason of any control or restriction rightfully or wrongfully exercised by any de facto or de jure Governmental Authority, group or individual asserting or exercising governmental or paramount powers, and/or (e) any consequences arising from causes beyond the control of the Lender and/or any of its respective branches, Affiliates and/or correspondents; provided, however, that the Borrowers shall not be obligated to indemnify Lender for any actions, consequences or losses attributable to Lender’s gross negligence or willful misconduct. Each of the Borrowers acknowledges and agrees that this indemnification shall survive the termination of this Agreement and the Commitments and the payment and performance of all of the other Obligations.

Except for gross negligence or willful misconduct, the Lender and its respective branches, Affiliates and/or correspondents, shall not be liable or responsible in any respect for any (a) error, omission, interruption or delay in transmission, dispatch or delivery of any one or more messages or advices in connection with any Letter of Credit, whether transmitted by cable, telegraph, mail or otherwise and despite any cipher or code which may be employed, and/or (b) action, inaction or omission which may be taken or suffered by it or them in good faith or through inadvertence in identifying or failing to identify any beneficiary or otherwise in connection with any Letter of Credit.

Any Letter of Credit may be amended, modified or revoked only upon the receipt by the Lender from the Borrowers and the beneficiary (including any transferee and/or assignee of the original beneficiary), of a written consent and request therefor.

If any Laws, order of court and/or ruling or regulation of any Governmental Authority of the United States (or any state thereof) and/or any country other than the United States permits a beneficiary under a Letter of Credit to require the Lender and/or any of its respective branches, Affiliates and/or correspondents to pay drafts under or purporting to be under a Letter of Credit after the expiration date of the Letter of Credit, the Borrowers shall reimburse the Lender, as appropriate, for any such payment pursuant to provisions of Section 2.3.6 (Change in Law; Increased Cost).

Except as may otherwise be specifically provided in a Letter of Credit or Letter of Credit Agreement, the laws of the State and the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 (the “UCP”) shall govern commercial Letters of Credit and the International Standby Practices, 1998, International Chamber of Commerce Publication No. 590 (the “ISP”) shall govern standby letters of credit. The provisions of the UCP and ISP are hereby incorporated by reference. In the event of a conflict between the UCP and ISP and the laws of the State, the UCP and ISP shall prevail.

Section 2.4	Interest.

2.4.1	Applicable Interest Rates.

(a) The Revolving Loan shall bear interest at the rate set forth in the Revolving Credit Note.

(b) Following the occurrence of an Event of Default, the Loans and other Obligations shall, at the option of the Lender from time to time, bear interest at the Post-Default Rate.

(c) For purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of a 360-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

(d) Any provision of this Agreement that would oblige the Foreign Borrower to pay any fine, penalty, or rate of interest on any arrears of principal or interest secured by a mortgage on real property or hypothec or immovable that has the effect of increasing the charge on arrears beyond the rate of interest payable on principal money not in arrears shall not apply to such Foreign Borrower, which shall be required to pay interest on money in arrears at the same rate of interest payable on principal money not in arrears.

(e) If any provision of this Agreement would oblige a Foreign Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Lender of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by that Lender of “interest” at a “criminal rate,” such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:

(i) first, by reducing the amount or rate of interest; and

(ii) thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid which would constitute interest for purposes of section 347 of the Criminal Code (Canada).

2.4.2 Payment of Interest.

Unpaid and accrued interest on any portion of the Loans which consists of a Base Rate Loan shall be due and payable paid monthly, in arrears, on the first day of each calendar month, commencing on the first such date after the date of this Agreement, and on the first day of each calendar month thereafter, and at maturity (whether by acceleration, declaration, extension or otherwise).

2.4.3 Field Examination Fees.

The Borrowers shall pay to the Lender a field examination fee (collectively, the “Field Examination Fees” and individually a “Field Examination Fee”), which Field Examination Fees shall be payable at the time of each field examination in an amount equal to the sum of a $300 administrative fee plus $850 per field examiner per day plus reimbursement of all out-of-pocket expenses and costs or in such other amounts as customarily charged by the Lender for the type of field examination conducted.

2.4.4 Computation of Interest and Fees.

All applicable Fees and interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Any change in the interest rate on any of the Obligations resulting from a change in the Daily LIBOR Rate shall become effective as of the opening of business on the day on which such change in the Daily LIBOR Rate is announced.

2.4.5 Maximum Interest Rate.

In no event shall any interest rate provided for hereunder exceed the maximum rate permissible for corporate borrowers under applicable law for loans of the type provided for hereunder (the “Maximum Rate”). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest that would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest that would, but for this Section, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Lender, an amount equal to the excess of (a) the lesser of (i) the amount of interest that would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest that would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Lender shall refund to the Borrowers such excess.

Section 2.5	General Financing Provisions.

2.5.1	Borrowers’ Representatives.

(a) The Borrowers hereby represent and warrant to the Lender that each of them will derive benefits, directly and indirectly, from each Loan and Revolver Usage, both in their separate capacity and as a member of the integrated group to which each of the Borrowers belong and because the successful operation of the integrated group is dependent upon the continued successful performance of the functions of the integrated group as a whole, because (a) the terms of the consolidated financing provided under this Agreement are more favorable than would otherwise would be obtainable by the Borrowers individually, and (b) the Borrowers’ additional administrative and other costs and reduced flexibility associated with individual financing arrangements which would otherwise be required if obtainable would substantially reduce the value to the Borrowers of the financing. The Borrowers in the discretion of their respective managements are to agree among themselves as to the allocation of the proceeds of Loans and the benefits of Revolver Usage, provided, however, that the Borrowers shall be deemed to have represented and warranted to the Lender at the time of allocation that each benefit and use of proceeds is a Permitted Use.

(b) For administrative convenience, each Borrower hereby irrevocably appoints the Borrower Agent as the Borrower’s attorney-in-fact, with power of substitution (with the prior written consent of the Lender in the exercise of its sole and absolute discretion), in the name of the Borrower Agent or in the name of the Borrower or otherwise to take any and all actions with respect to the this Agreement, the other Financing Documents, the Obligations and/or the Collateral (including, without limitation, the proceeds thereof) as the Borrower Agent may so elect from time to time, including, without limitation, actions to (i) request advances under the Loans and other Credit Facilities, apply for and direct the benefits of Bank Products, and direct the Lender to disburse or credit the proceeds of any Loan or other Credit Facility directly to an account of the Borrower Agent, any one or more of the Borrowers or otherwise, which direction shall evidence the making of such Loan or other Credit Facility and shall constitute the acknowledgement by each of the Borrowers of the receipt of the proceeds of such Loan or other Credit Facility or the benefit of such Bank Products, (ii) enter into, execute, deliver, amend, modify, restate, substitute, extend and/or renew this Agreement, any other Financing Documents, security agreements, mortgages, deposit account agreements, instruments, certificates, waivers, letter of credit applications, releases, documents and agreements from time to time, and (iii) endorse any check or other item of payment in the name of the Borrower or in the name of the Borrower Agent. The foregoing appointment is coupled with an interest, cannot be revoked without the prior written consent of the Lender, and may be exercised from time to time through the Borrower Agent’s duly authorized officer, officers or other Person or Persons designated by the Borrower Agent to act from time to time on behalf of the Borrower Agent.

(c) Each of the Borrowers hereby irrevocably authorizes the Lender to make Loans or other Credit Facilities to any one or more of the Borrowers, and hereby irrevocably authorizes the Lender to issue or cause to be issued letters of credit or other Bank Products for the account of any or all of the Borrowers, pursuant to the provisions of this Agreement or otherwise upon the written, oral or telephone request of any one or more of the Persons who is from time to time a Responsible Officer of a Borrower under the provisions of the most recent certificate of resolutions and/or incumbency of the Borrowers on file with the Lender and also upon the written, oral or telephone request of any one of the Persons who is from time to time a Responsible Officer of the Borrower Agent under the provisions of the most recent certificate of resolutions and/or incumbency for the Borrower Agent on file with the Lender.

(d) The Lender assumes no responsibility or liability for any errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between the Lender and the Borrowers in connection with the Credit Facilities, any Loan, any other Facilities, or any other transaction in connection with the provisions of this Agreement. Without implying any limitation on the joint and several nature of the Obligations, the Lender agrees that, notwithstanding any other provision of this Agreement, the Borrowers may create reasonable inter-company indebtedness between or among the Borrowers with respect to the allocation of the benefits and proceeds of the advances and Credit Facilities under this Agreement. The Borrowers agree among themselves, and the Lender consents to that agreement, that each Borrower shall have rights of contribution from all of the other Borrowers to the extent such Borrower incurs Obligations in excess of the proceeds of the Loans or other benefits received by, or allocated to purposes for the direct benefit of, such Borrower. All such indebtedness and rights shall be, and are hereby agreed by the Borrowers to be, subordinate in priority and payment to the indefeasible repayment in full in cash of the Obligations, and, unless the Lender agrees in writing otherwise, shall not be exercised or repaid in whole or in part until all of the Obligations have been indefeasibly paid in full in cash. The Borrowers agree that all of such inter-company indebtedness and rights of contribution are part of the Collateral and secure the Obligations. Each Borrower hereby waives all rights of counterclaim, recoupment and offset between or among themselves arising on account of that indebtedness and otherwise. Each Borrower shall not evidence the inter-company indebtedness or rights of contribution by note or other instrument, and shall not secure such indebtedness or rights of contribution with any Lien or security. Notwithstanding anything contained in this Agreement to the contrary, the amount covered by each Borrower under the Obligations (including, without limitation, Section 2.5.11 (Guaranty)) shall be limited to an aggregate amount (after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Borrower in respect of the Obligations) which, together with other amounts owing by such Borrowers to the Lender under the Obligations, is equal to the largest amount that would not be subject to avoidance under the Bankruptcy Code or any applicable provisions of any applicable, comparable state or other Laws.

2.5.2 Use of Proceeds of the Loans.

The proceeds of each advance under the Loans shall be used by the Borrowers for Permitted Uses, and for no other purposes except as may otherwise be agreed by the Lender in writing.

2.5.3 Payments.

All payments of the Obligations, including, without limitation, principal, interest, Prepayments, and Fees, shall be paid by the Borrower without setoff, recoupment or counterclaim to the Lender in immediately available funds not later than 12:00 noon (Eastern Time) on the due date of such payment from Borrowers’ sweep account at the Lender. If there are insufficient funds in Borrowers’ sweep account to make any required payment to Lender, all such payments shall be made to the Lender’s office at such location as the Lender may at any time and from time to time specify to the Borrowers. Alternatively, at its sole and absolute discretion, the Lender may charge any deposit account of any Borrower at the Lender or any Affiliate of the Lender with all or any part of any amount due to the Lender under this Agreement or any of the other Financing Documents to the extent that the Borrowers shall have not otherwise tendered payment to the Lender. Except as provided elsewhere in this Agreement of in the other Financing Documents, all payments shall be applied first to any and all accrued and unpaid late charges and Enforcement Costs, second to any unpaid Fees, third to any and all accrued and unpaid interest on the Obligations, and then to the then unpaid principal balance of the Obligations, all in such order and manner as shall be determined by the Lender in its sole and absolute discretion.

2.5.4 Computation of Interest and Fees.

All applicable Fees and interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Any change in the interest rate on any of the Obligations resulting from a change in the Daily LIBOR Rate shall become effective as of the opening of business on the day on which such change in the Daily LIBOR Rate is announced.

2.5.5 Maximum Interest Rate.

In no event shall any interest rate provided for hereunder exceed the maximum rate permissible for corporate borrowers under applicable law for loans of the type provided for hereunder (the “Maximum Rate”). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest that would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest that would, but for this Section, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Lender, an amount equal to the excess of (a) the lesser of (i) the amount of interest that would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest that would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Lender shall refund to the Borrowers such excess.

2.5.6 Liens; Setoff.

The Borrowers hereby grant to the Lender a continuing Lien for all of the Obligations upon any and all monies, securities, and other property of the Borrowers and the proceeds thereof, now or hereafter held or received by or in transit to, the Lender, and/or any Affiliate of the Lender, from or for the Borrowers, and also upon any and all deposit accounts (general or special) and credits of the Borrowers, if any, with the Lender or any Affiliate of the Lender, at any time existing, excluding any deposit accounts held by the Borrowers in their capacity as trustee for Persons who are not Borrowers or Affiliates of the Borrowers. Without implying any limitation on any other rights the Lender may have under the Financing Documents or applicable Laws, during the continuance of an Event of Default, the Lender is hereby authorized by the Borrowers at any time and from time to time, without notice to the Borrowers, to set off, appropriate and apply any or all items hereinabove referred to against all Obligations then outstanding (whether or not then due), all in such order and manner as shall be determined by the Lender in its sole and absolute discretion. The Lender shall have no obligation, however, to apply to the Obligations any proceeds from Receivables, any other Collateral, other obligation or property of any kind due from, owed by or belonging to, a Sanctioned Person.

2.5.7 Requirements of Law.

In the event that the Lender shall have determined in good faith that (a) the adoption of any Capital Adequacy Regulation, or (b) any change in any Capital Adequacy Regulation or in the interpretation or application thereof or (c) compliance by the Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority or central bank, does or shall have the effect of reducing the rate of return on the capital of the Lender or such controlling corporation, as a consequence of the Lender’s obligations under this Agreement to a level below that which the Lender or such corporation would have achieved but for such adoption, change or compliance (taking into consideration the policies of the Lender and its controlling corporation, with respect to capital adequacy) by an amount deemed by the Lender, in its and absolute discretion, to be material, then from time to time, after submission by the Lender to the Borrower of a written request therefor and a statement of the basis for the Lender’s determination, the Borrower shall pay to the Lender ON DEMAND such additional amount or amounts in order to compensate the Lender or its controlling corporation for any such reduction.

2.5.8 [Intentionally Omitted].

2.5.9 Prepayment on Certain Events.

Unless the Lender agrees otherwise from time to time and except as provided in Section 6.2.18 (Disposition of Collateral) or as expressly provided in other Financing Documents, upon the sale or other disposition by any Borrower of Equipment or of any other assets outside of the ordinary course of business or upon the sale or other disposition of any real property that is subject to a Lien in favor of the Lender, or if any such Equipment, other assets or real property are damaged, destroyed or taken by condemnation in whole or in part, the proceeds thereof may be utilized by Borrower to replace such Equipment up to Two Hundred Thousand Dollars ($200,000.00) of proceeds. If the proceeds exceed Two Hundred Thousand Dollars ($200,000.00), the proceeds shall be paid by such Borrower to the Lender as a mandatory prepayment of the Obligations in such order or to the reduction of Commitments, or be released to Borrower to replace the Equipment, or a combination of both, as the Lender may elect from time to time in its sole discretion. Further notwithstanding the foregoing, nothing in this Section shall be deemed to imply or require the Lender’s consent to any action or event described above that is otherwise prohibited, limited, or subject to consent by the terms of this Agreement, the other Financing Documents, or under other applicable Laws.

2.5.10 PATRIOT Act Notice.

The Lender hereby gives the Borrowers notice that pursuant to the requirements of the PATRIOT Act, the Lender is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow the Lender to identify the Borrowers in accordance with the PATRIOT Act.

2.5.11 Guaranty.

(a) Each Borrower hereby unconditionally and irrevocably, guarantees to the Lender:

(i) the due and punctual payment in full (and not merely the collectibility) by the other Borrowers of the Obligations, including unpaid and accrued interest thereon, in each case when due and payable, all according to the terms of this Agreement, the Notes and the other Financing Documents;

(ii) the due and punctual payment in full (and not merely the collectibility) by the other Borrowers of all other sums and charges which may at any time be due and payable in accordance with this Agreement, the Notes or any of the other Financing Documents;

(iii) the due and punctual performance by the other Borrowers of all of the other terms, covenants and conditions contained in the Financing Documents; and

(iv) all the other Obligations of the other Borrowers.

(b) The obligations and liabilities of each Borrower as a guarantor under this Section 2.5.11 shall be absolute and unconditional and joint and several, irrespective of the genuineness, validity, priority, regularity or enforceability of this Agreement, any of the Notes or any of the Financing Documents or any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor. Each Borrower in its capacity as a guarantor expressly agrees that the Lender may, in its sole and absolute discretion, without notice to or further assent of such Borrower and without in any way releasing, affecting or in any way impairing the joint and several obligations and liabilities of such Borrower as a guarantor hereunder:

(i) waive compliance with, or any defaults under, or grant any other indulgences under or with respect to any of the Financing Documents;

(ii) modify, amend, change or terminate any provisions of any of the Financing Documents;

(iii) grant extensions or renewals of or with respect to the Credit Facilities, the Notes or any of the other Financing Documents;

(iv) effect any release, subordination, compromise or settlement in connection with this Agreement, any of the Notes or any of the other Financing Documents;

(v) agree to the substitution, exchange, release or other disposition of the Collateral or any part thereof, or any other collateral for the Loan or to the subordination of any lien or security interest therein;

(vi) make advances for the purpose of performing any term, provision or covenant contained in this Agreement, any of the Notes or any of the other Financing Documents with respect to which the Borrowers shall then be in default;

(vii) make future advances pursuant to the Financing Agreement or any of the other Financing Documents;

(viii) assign, pledge, hypothecate or otherwise transfer the Commitments, the Obligations, the Notes, any of the other Financing Documents or any interest therein, all as and to the extent permitted by the provisions of this Agreement;

(ix) deal in all respects with the other Borrowers as if this Section 2.5.11 were not in effect;

(x) effect any release, compromise or settlement with any of the other Borrowers, whether in their capacity as a Borrower or as a guarantor under this Section 2.5.11, or any other guarantor; and

(xi) provide debtor-in-possession financing or allow use of cash collateral in proceedings under the Bankruptcy Code, it being expressly agreed by all Borrowers that any such financing and/or use would be part of the Obligations.

(c) The obligations and liabilities of each Borrower, as guarantor under this Section 2.5.11, shall be primary, direct and immediate, shall not be subject to any counterclaim, recoupment, set off, reduction or defense based upon any claim that a Borrower may have against any one or more of the other Borrowers, the Lender, and/or any other guarantor and shall not be conditional or contingent upon pursuit or enforcement by the Lender of any remedies it may have against the Borrowers with respect to this Agreement, the Notes or any of the other Financing Documents, whether pursuant to the terms thereof or by operation of law. Without limiting the generality of the foregoing, the Lender shall not be required to make any demand upon any of the Borrowers, or to sell the Collateral or otherwise pursue, enforce or exhaust its remedies against the Borrowers or the Collateral either before, concurrently with or after pursuing or enforcing its rights and remedies hereunder. Any one or more successive or concurrent actions or proceedings may be brought against each Borrower under this Section 2.5.11, either in the same action, if any, brought against any one or more of the Borrowers or in separate actions or proceedings, as often as the Lender may deem expedient or advisable. Without limiting the foregoing, it is specifically understood that any modification, limitation or discharge of any of the liabilities or obligations of any one or more of the Borrowers, any other guarantor or any obligor under any of the Financing Documents, arising out of, or by virtue of, any bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under federal or state law initiated by or against any one or more of the Borrowers, in their respective capacities as borrowers and guarantors under this Section 2.5.11, or under any of the Financing Documents shall not modify, limit, lessen, reduce, impair, discharge, or otherwise affect the liability of each Borrower under this Section 2.5.11 in any manner whatsoever, and this Section 2.5.11 shall remain and continue in full force and effect. It is the intent and purpose of this Section 2.5.11 that each Borrower shall and does hereby waive all rights and benefits which might accrue to any other guarantor by reason of any such proceeding, and the Borrowers agree that they shall be liable for the full amount of the obligations and liabilities under this Section 2.5.11, regardless of, and irrespective to, any modification, limitation or discharge of the liability of any one or more of the Borrowers, any other guarantor or any obligor under any of the Financing Documents, that may result from any such proceedings.

(d) Each Borrower, as guarantor under this Section 2.5.11, hereby unconditionally, jointly and severally, irrevocably and expressly waives:

(i) presentment and demand for payment of the Obligations and protest of non-payment;

(ii) notice of acceptance of this Section 2.5.11 and of presentment, demand and protest thereof;

(iii) notice of any default hereunder or under the Notes or any of the other Financing Documents and notice of all indulgences;

(iv) notice of any increase in the amount of any portion of or all of the indebtedness guaranteed by this Section 2.5.11;

(v) demand for observance, performance or enforcement of any of the terms or provisions of this Section 2.5.11, the Notes or any of the other Financing Documents;

(vi) all errors and omissions in connection with the Lender’s administration of all indebtedness guaranteed by this Section 2.5.11, except errors and omissions resulting from acts of bad faith;

(vii) any right or claim of right to cause a marshaling of the assets of any one or more of the other Borrowers;

(viii) any act or omission of the Lender which changes the scope of the risk as guarantor hereunder; and

(ix) all other notices and demands otherwise required by law which the Borrower may lawfully waive.

Within ten (10) days following any request of the Lender so to do, each Borrower will furnish the Lender and such other persons as the Lender may direct with a written certificate, duly acknowledged stating in detail whether or not any credits, offsets or defenses exist with respect to this Section 2.5.11.

ARTICLE III
THE COLLATERAL

Section 3.1 Debt and Obligations Secured.

All property and Liens assigned, pledged or otherwise granted under or in connection with this Agreement (including, without limitation, those under Section 3.2 (Grant of Liens)) or any of the Financing Documents shall secure (a) the payment of all of the Obligations, including, without limitation, any and all Hedge Obligations, and (b) the performance, compliance with and observance by the Borrowers of the provisions of this Agreement and all of the other Financing Documents or otherwise under the Obligations.

Section 3.2 Grant of Liens.

Each of the Borrowers hereby assigns, pledges and grants to the Lender, and agrees that the Lender shall have a perfected and continuing security interest in, and Lien on, all of the personal property of the Borrower (but specifically excluding all Inventory), whether now owned or existing or hereafter acquired or created and wherever situated and including, without limitation, (a) all of the Borrowers’ Accounts, Chattel Paper, Documents, Instruments, Equipment, Investment Property, and General Intangibles and all of the Borrowers’ deposit accounts, whether now owned or existing or hereafter acquired or arising, (b) all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to an Account or Chattel Paper, (c) all insurance policies relating to the foregoing, (d) all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all of the Borrower’s other personal property of any kind or nature whatsoever, and (e) all cash proceeds and noncash proceeds and products of the foregoing. Each of the Borrowers further agrees that the Lender shall have in respect thereof all of the rights and remedies of a secured party under the Uniform Commercial Code, the Personal Property Security Act, as well as those provided in this Agreement, under each of the other Financing Documents and under applicable Laws.

Section 3.3 Section 3.4	[Intentionally Omitted]. Personal Property.

The Borrowers acknowledge and agree that it is the intention of the parties to this Agreement that the Lender shall have a first priority, perfected Lien, in form and substance satisfactory to the Lender and its counsel, on all of the Borrowers’ personal property of any kind and nature whatsoever, whether now owned or hereafter acquired, subject only to the Permitted Liens, if any. In furtherance of the foregoing:

3.4.1 Investment Property, Chattel Paper, Promissory Notes, etc.

On the Closing Date and without implying any limitation on the scope of Section 3.2 (Grant of Liens), each of the Borrowers shall deliver to the Lender all originals of all of the Borrower’s letters of credit, Investment Property, Chattel Paper, Documents and Instruments and, if the Lender so requires, shall execute and deliver a separate pledge, assignment and security agreement in form and content acceptable to the Lender, which pledge, assignment and security agreement shall assign, pledge and grant a Lien to the Lender on all of each Borrower’s letters of credit, Investment Property, Chattel Paper, Documents and Instruments.

In the event that any of the Borrowers shall acquire after the Closing Date any letters of credit, Investment Property, Chattel Paper, Documents or Instruments, each such Borrower shall promptly so notify the Lender and deliver the originals of all of the foregoing to the Lender promptly and in any event within ten (10) days of each acquisition.

All letters of credit, Investment Property, Chattel Paper, Documents and Instruments shall be delivered to the Lender endorsed and/or assigned as required by the pledge, assignment and security agreement and/or as the Lender may require and, if applicable, shall be accompanied by blank irrevocable and unconditional stock or bond powers.

3.4.2 Intellectual Property.

On the Closing Date and from time to time thereafter, without implying any limitation on the scope of Section 3.2 (Grant of Liens), the Borrowers shall execute and deliver all Financing Documents and take all actions requested by the Lender in order to perfect a first priority assignment of Intellectual Property, to the extent assignable.

Section 3.5 Record Searches.

As of the Closing Date and thereafter at the time any Financing Document is executed and delivered by the Borrowers pursuant to this Section, the Lender shall have received, in form and substance satisfactory to the Lender, such Lien or record searches with respect to all of the Borrowers and/or any other Person, as appropriate, and the property covered by such Financing Document showing that the Lien of such Financing Document will be a perfected first priority Lien on the property covered by such Financing Document subject only to Permitted Liens or to such other matters as the Lender may approve.

Section 3.6 Costs.

The Borrowers agree to pay, as part of the Enforcement Costs and to the fullest extent permitted by applicable Laws, on demand all costs, fees and expenses incurred by the Lender in connection with the taking, perfection, preservation, protection and/or release of a Lien on the Collateral, including, without limitation:

(a) fees and expenses incurred by the Lender in preparing, reviewing, negotiating and finalizing the Financing Documents from time to time (including, without limitation, reasonable attorneys’ fees incurred in connection with preparing, reviewing, negotiating, and finalizing any of the Financing Documents, including, any amendments and supplements thereto);

(b) all filing and/or recording taxes or fees;

(c) all costs of Lien and record searches;

(d) reasonable attorneys’ fees in connection with all legal opinions required; and

(e) all related costs, fees and expenses.

Section 3.7 Release.

Upon the indefeasible repayment in full in cash of the Obligations and performance of all Obligations of the Borrowers and all obligations and liabilities of each other Person, other than the Lender, under this Agreement and all other Financing Documents, the termination and/or expiration of all of the Commitments, at the Borrowers’ sole cost and expense, the Lender shall release and/or terminate any Financing Document but only if and provided that there is no commitment or obligation (whether or not conditional) of the Lender to re-advance amounts that would be secured thereby.

Section 3.8 Canadian Attachment.

The Foreign Borrower acknowledges that (i) value has been given, (ii) it has rights in the Collateral (other than after-acquired Collateral), (iii) it has not agreed to postpone the time of attachment of the security interest granted herein, and (iv) it has received a copy of this Agreement. The security interest granted herein shall not attach to (i) any consumer goods of a Foreign Borrower, or (ii) the last day of any real property lease, or any agreement to lease, to which a Foreign Borrower is now or becomes a party as lessee, provided that any such last day shall be held in trust by a Foreign Borrower for the Lender and, on the exercise by the Lender of its rights and remedies hereunder, shall be assigned by the Foreign Borrower as directed by the Lender. Notwithstanding anything to the contrary contained herein, the Lender shall only have a security interest in, and not a present assignment of, any Canadian trademarks forming part of the Collateral.

Section 3.9 Inconsistent Provisions.

In the event that the provisions of any Financing Document directly conflict with any provision of this Agreement, the provisions of this Agreement govern. Notwithstanding any other provision contained in this Agreement, with respect to the Foreign Borrower, if a “secured creditor” (as that term is defined under the Bankruptcy and Insolvency Act (Canada)) is determined by a court of competent jurisdiction not to include a person to whom obligations are owed on a joint or joint and several basis, then the obligations of the Foreign Borrower under this Agreement, to the extent such obligations are secured, only shall be several obligations and not joint or joint and several obligations.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties.

The Borrowers, for themselves and for each other, represent and warrant to the Lender, as follows:

4.1.1 Subsidiaries.

The Borrowers have no Subsidiaries except as disclosed to the Lender.
4.1.2	Good Standing.

Each Borrower (a) is a duly organized, existing and in good standing under the laws of the jurisdiction of its formation and is organized in no other jurisdiction, (b) has the entity power to own its property and to carry on its business as now being conducted, and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

4.1.3 Power and Authority.

Each Borrower has full entity power and authority to execute and deliver this Agreement, and the other Financing Documents and the Purchase Agreement Documents to which it is a party, to make the borrowings and incur other Revolver Usage under this Agreement, and to incur and perform the Obligations whether under this Agreement, the other Financing Documents or otherwise, all of which have been duly authorized by all proper and necessary entity action. No consent or approval of equityholders or any creditors of any Borrower, and no consent, approval, filing or registration with or notice to any Governmental Authority on the part of any Borrower, is required as a condition to the execution, delivery, validity or enforceability of this Agreement, or any of the other Financing Documents or the performance by any Borrower of the Obligations.

4.1.4 Binding Agreements.

This Agreement and the other Financing Documents executed and delivered by the Borrowers have been properly executed and delivered and constitute the valid and legally binding obligations of the Borrowers and are fully enforceable against each of the Borrowers in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties, and general principles of equity regardless of whether applied in a proceeding in equity or at law.

4.1.5 No Conflicts.

There is no provision of any Organizational Documents or other document pertaining to the organization, power or authority of any Borrower, no provision of any existing agreement, mortgage, indenture or contract binding on any Borrower or affecting its property, and no Laws which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and/or any of the other Financing Documents, or and the execution, delivery and performance by any Borrower of its obligations under the Financing Documents will not result in the creation or imposition of any Lien under any other such material existing agreement, mortgage, indenture or contract, except for Permitted Liens.

4.1.6 No Defaults, Violations.

(a) No Default or Event of Default has occurred and is continuing.

(b) To the best of Borrowers’ knowledge, none of the Borrowers nor any of their respective Subsidiaries is in default under or with respect to any obligation under any existing mortgage, indenture, contract or agreement binding on it or affecting its property in any respect that would reasonably be expected to have a Material Adverse Effect..

4.1.7 Compliance with Laws.

To the best of Borrowers’ knowledge, none of the Borrowers nor any of their respective Subsidiaries is in violation of any applicable Laws (including, without limitation, any Laws relating to employment practices, to environmental, occupational and health standards and controls) or order, writ, injunction, decree or demand of any court, arbitrator, or any Governmental Authority affecting any Borrower, or any Subsidiary, or any of its properties, the violation of which, considered in the aggregate, would reasonably be expected to have a Material Adverse Effect.

4.1.8 Margin Stock.

None of the proceeds of the Loans will be used, directly or indirectly, by any Borrower or any Subsidiary for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry, any “margin stock” within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System or for any other purpose that might make the transactions contemplated in this Agreement a “purpose credit” within the meaning of Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934 or the Small Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes.

4.1.9 Investment Company Act; Margin Securities.

None of the Borrowers nor any of their respective Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended, nor is it, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company within the meaning of said Act. None of the Borrowers nor any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock” within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System.

4.1.10 Intellectual Property.

Title to all Intellectual Property owned by each Borrower is held by the Borrower free and clear of all Liens, adverse claims, restrictions or other encumbrances. Each Borrower owns or possesses adequate licenses or other rights to use Intellectual Property to entitle the Borrower to conduct its business as presently being conducted. There is no pending or, to the knowledge of any Borrower, threatened infringement action, lawsuit, claim or complaint which asserts that the Borrower’s operations violate or infringe the Intellectual Property of others with respect to any apparatus or method of the Borrower or any adversely held trademarks, trade names, trademark registrations, service names, service marks or copyrights, and the Borrower is not in any way making use of any confidential information or trade secrets of any person, except with the consent of such person. Each Borrower has taken reasonable steps to protect its proprietary information (except disclosure of source codes pursuant to licensing agreements) and is the lawful owner of the proprietary information free and clear of any material claim of any third party. As used herein, “proprietary information” includes without limitation, (i) any computer programming language, software, hardware, firmware or related documentation, inventions, technical and non-technical data related thereto and (ii) other documentation, inventions and data related to patterns, plans, methods, techniques, drawings, finances, customer lists, suppliers, products, special pricing and cost information, designs, processes, procedures, formulas, research data owned or used by any Borrower or marketing studies conducted by the Borrower, all of which any Borrower considers to be commercially important and competitively sensitive and which generally has not been disclosed to third parties. Any and all obligations to pay royalties or other charges with respect to such properties and assets are properly reflected on the financial statements described in Section 4.1.12 (Financial Condition).

4.1.11 Litigation.

Except as otherwise disclosed on Schedule 4.1.11 attached hereto and made a part hereof, there are no proceedings, actions or investigations pending or, so far as any Borrower knows, threatened before or by any court, arbitrator or any Governmental Authority that, in any one case or in the aggregate, if determined adversely to the interests of any Borrower or any Subsidiary, would reasonably be expected to have a Material Adverse Effect.

4.1.12 Financial Condition.

The consolidated financial statements of the Borrowers dated September 30, 2011, are complete and correct and fairly present the financial position of each of the Borrowers and its Subsidiaries and the results of their operations and transactions in their surplus accounts as of the date and for the period referred to and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. There are no liabilities, direct or indirect, fixed or contingent, of any Borrower or any Subsidiary as of the date of such financial statements that are not reflected therein or in the notes thereto. There has been no material adverse change in the financial condition or operations of any Borrower or any Subsidiary since the date of such financial statements and to the Borrowers’ knowledge no such adverse change is pending or threatened. None of the Borrowers nor any Subsidiary has guaranteed the obligations of, or made any investment in or advances to, any Person, except as disclosed in such financial statements.

4.1.13 Full Disclosure.

The financial statements referred to in Section 4.1.12 (Financial Condition) of this Agreement, the Financing Documents (including, without limitation, this Agreement), and the statements, reports or certificates furnished by any Borrower in connection with the Financing Documents (a) do not contain any untrue statement of a material fact and (b) when taken in their entirety, do not omit any material fact necessary to make the statements contained therein not misleading. There is no fact known to any Borrower which such Borrower has not disclosed to the Lender in writing prior to the date of this Agreement with respect to the transactions contemplated by the Financing Documents which would reasonably be expected to have a Material Adverse Effect.

4.1.14 Indebtedness for Borrowed Money.

Except for the Obligations and except as set forth in Schedule 4.1.14 attached hereto and made a part hereof, the Borrowers have no Indebtedness for Borrowed Money. The Lender has received photocopies of all promissory notes evidencing any Indebtedness for Borrowed Money set forth in Schedule 4.1.14, together with any and all subordination agreements, other agreements, documents, or instruments securing, evidencing, guarantying or otherwise executed and delivered in connection therewith.

4.1.15 Subordinated Debt.

None of the Subordinated Debt Documents has been amended, supplemented, restated or otherwise modified except as otherwise disclosed to the Lender in writing on or before the effective date of any such amendment, supplement, restatement or other modification. In addition, there does not exist any default or any event that upon notice or lapse of time or both would constitute a default under the terms of any of the Subordinated Debt Documents.

4.1.16 Taxes.

Each of the Borrowers and its Subsidiaries has filed all returns, reports and forms for Taxes which, to the knowledge of the Borrowers, are required to be filed, and has paid all Taxes as shown on such returns or on any assessment received by it, to the extent that such Taxes have become due, unless and to the extent only that such Taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by a Borrower, such Taxes are not the subject of any Liens other than Permitted Liens, and adequate reserves therefor have been established as required under GAAP. All tax liabilities of the Borrowers were as of the date of audited financial statements referred to in Section 4.1.12 (Financial Condition), and are now, adequately provided for on the books of the Borrowers and their Subsidiaries, as appropriate. No tax liability has been asserted by the Internal Revenue Service or any state or local authority against any Borrower for Taxes in excess of those already paid.

4.1.17 ERISA.

With respect to any Plan that is maintained or contributed to by any Borrower and/or by any ERISA Affiliate or as to which any of the Borrowers retains material liability: (a) no “accumulated funding deficiency” as defined in Code §412 or ERISA §302 has occurred, whether or not that accumulated funding deficiency has been waived; (b) no Reportable Event has occurred other than events for which reporting has been waived or that are unlikely to result in material liability for any of the Borrowers; (c) no termination of any plan subject to Title IV of ERISA has occurred; (d) neither any Borrower nor any ERISA Affiliate has incurred a “complete withdrawal” within the meaning of ERISA §4203 from any Multi-employer Plan that is likely to result in material liability for one or more of the Borrowers; (e) neither any Borrower nor any ERISA Affiliate has incurred a “partial withdrawal” within the meaning of ERISA §4205 with respect to any Multi-employer Plan that is likely to result in material liability for one or more of the Borrowers; (f) no Multi-employer Plan to which any Borrower or any ERISA Affiliate has an obligation to contribute is to the knowledge of the Borrowers, in “reorganization” within the meaning of ERISA §4241 nor has notice been received by any Borrower or any ERISA Affiliate that such a Multi-employer Plan will be placed in “reorganization.”

4.1.18 Title to Properties.

The Borrowers have good and marketable title to all of their respective properties, including, without limitation, the Collateral and the properties and assets reflected in the balance sheets described in Section 4.1.12 (Financial Condition). The Borrowers have legal, enforceable and uncontested rights to use freely such property and assets. All of such properties, including, without limitation, the Collateral that were purchased, were purchased for fair consideration and reasonably equivalent value in the ordinary course of business of both the seller and the Borrowers and not, by way of example only, as part of a bulk sale.

4.1.19 Employee Relations.

Except as disclosed on Schedule 4.1.19 attached hereto and made a part hereof, (a) no Borrower nor any Subsidiary thereof nor any of the Borrower’s or Subsidiary’s employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Borrower or any Subsidiary and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of a Borrower, and (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of the Borrowers after due inquiry, threatened between any Borrower and its employees. Hours worked and payments made to the employees of any one or more of the Borrowers have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from any one or more of the Borrowers or for which any claim may be made against a Borrower, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on its books. The consummation of the transactions contemplated by the Financing Agreement or any of the other Financing Documents, will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Borrower is a party or by which it is bound.

4.1.20 OFAC Matters.

None of any Borrower, any of its Subsidiaries, the Guarantors, nor any Affiliates of the foregoing is (i) is a Sanctioned Person or (ii) does business in a Sanctioned Country or with a Sanctioned Person in violation of the economic sanctions of the United States administered by OFAC. The proceeds of any Loan will not be used to fund any operation in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country. None of any Borrower, any of its Subsidiaries, the Guarantors, nor any Affiliates of the foregoing is a Prohibited Person. None of any Borrower, any of their Subsidiaries, the Guarantors, nor any of their Affiliates, to their knowledge, has engaged directly or indirectly in any transaction that evades or avoids, or has the purpose of evading or avoiding, or violates in any material respect the requirements or prohibitions set forth in the Anti-Terrorism Order or the PATRIOT Act. Neither the making of the Loans hereunder or the use of proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department or any enabling legislation or executive order relating thereto. Neither any Borrower nor any Guarantor engages in any dealings or transactions with a Person described or designated in the Specially Designation Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order in violation of any Law. Each Borrower is in compliance, in all material respects, with the PATRIOT Act.

4.1.21 Perfection and Priority of Collateral.

The Lender has, or upon execution and recording of this Agreement and the Security Documents will have, and will continue to have as security for the Obligations, a valid and perfected Lien on and security interest in all Collateral, free of all other Liens, claims and rights of third parties whatsoever except Permitted Liens, including, without limitation, those described on Schedule 4.1.20 attached hereto and made a part hereof.

4.1.22 Places of Business and Location of Collateral.

The proper and only places to file financing statements with respect to the Collateral within the meaning of the Uniform Commercial Code are the filing offices for the jurisdiction in which each of the Borrowers is organized and the local real property filing office for any location at which any the Borrower has fixtures.

4.1.23 Business Information.

In the five (5) years preceding the date hereof, no Borrower has changed its name, state of organization, identity or organizational structure, has conducted business under any name other than its current name, and has conducted its business in any jurisdiction other than those disclosed to the Lender.

4.1.24 Equipment.

All Equipment is personalty and is not and will not be affixed to real estate in such manner as to become a fixture or part of such real estate. No equipment is held by any Borrower on a sale on approval basis.

4.1.25 [Intentionally Omitted].

4.1.26 Accounts.

With respect to all Accounts and to the best of the Borrowers’ knowledge (a) they are genuine, and in all respects what they purport to be, and are not evidenced by a judgment, an Instrument, or Chattel Paper (unless such judgment has been assigned and such Instrument or Chattel Paper has been endorsed and delivered to the Lender); (b) they represent bona fide transactions completed in accordance with the terms and provisions contained in the invoices, purchase orders and other contracts relating thereto, and the underlying transaction therefor is in accordance with all applicable Laws; (c) the amounts shown on the respective Borrower’s books and records, with respect thereto are actually and absolutely owing to that Borrower and are not contingent or subject to reduction for any reason other than regular discounts, credits or adjustments allowed by that Borrower in the ordinary course of its business; (d) no payments have been or shall be made thereon except payments turned over to the Lender by the Borrowers; (e) all Account Debtors thereon have the capacity to contract; and (f) the goods sold, leased or transferred or the services furnished giving rise thereto are not subject to any Liens except the security interest granted to the Lender by this Agreement and Permitted Liens.

4.1.27 Compliance with Eligibility Standards.

Each Account included in the calculation of the Borrowing Base does and will at all times meet and comply with all of the standards for Eligible Receivables. With respect to those Accounts that the Lender has deemed Eligible Receivables (a) there are no facts, events or occurrences that in any way impair the validity, collectibility or enforceability thereof or tend to reduce the amount payable thereunder; and (b) there are no proceedings or actions known to any Borrower which are threatened or pending against any Account Debtor that might result in any material adverse change in the Borrowing Base.

Section 4.2 Survival; Updates of Representations and Warranties.

All representations and warranties contained in or made under or in connection with this Agreement and the other Financing Documents shall survive the Closing Date, the making of any advance under the Loans and extension of credit made hereunder, and the incurring of any other Obligations and shall be deemed to have been made at the time of each request for, and again at the time of the making of, each advance under the Loans or other extension of credit made hereunder, except that the representations and warranties that relate to the financial statements which are referred to in Section 4.1.12 (Financial Condition), shall also be deemed to cover financial statements furnished from time to time to the Lender pursuant to Section 6.1.1 (Financial Statements).

ARTICLE V
CONDITIONS PRECEDENT

Section 5.1 Conditions to the Initial Advance.

The initial advance under the Loans and other Revolver Usage is subject to the fulfillment on or before the Closing Date of the following conditions precedent in a manner satisfactory in form and substance to the Lender and its counsel:

5.1.1	Organizational Documents — Borrower.

The Lender shall have received:

(a) a certificate of good standing certified by the Secretary of State, or other appropriate Governmental Authority, of the state of organization of the Borrower;

(b) a certified copy from the appropriate Governmental Authority under which the Borrower is organized, of the Borrower’s recorded Organizational Documents and all recorded amendments thereto;

(c) a certificate of qualification to do business for the Borrower certified by the Secretary of State or other Governmental Authority of each state in which the Borrower conducts business;

(d) a certificate dated as of the Closing Date from the Secretary of the Borrower, or other representative of the Borrower acceptable to the Lender covering:

(i) true and complete copies of the Borrower’s Organizational Documents;

(ii) true and complete copies of the resolutions and proceedings of its Governing Body authorizing (A) the execution, delivery and performance of the Financing Documents to which it is a party, (B) the borrowings hereunder, and (C) the granting of the Liens contemplated by this Agreement and the Financing Documents to which the Borrower is a party; and

(iii) the incumbency, authority and signatures of the officers or other representatives of the Borrower authorized to sign this Agreement and the other Financing Documents to which the Borrower is a party.

5.1.2	Organizational Documents — Corporate Guarantor.

The Lender shall have received:

(a) a certificate of good standing certified by the Secretary of State, or other appropriate Governmental Authority, of the state of organization of each U.S. Guarantor;

(b) a certified copy from the appropriate Governmental Authority under which each Corporate Guarantor is organized, of such U.S. Guarantor’s recorded Organizational Documents and all recorded amendments thereto;

(c) a certificate of qualification to do business for the U.S. Guarantor certified by the Secretary of State or other Governmental Authority of each state in which the U.S. Guarantor conducts business;

(d) a certificate dated as of the Closing Date from the Secretary of each U.S. Guarantor, or other representative of such U.S. Guarantor acceptable to the Lender, covering:

(i) true and complete copies of such U.S. Guarantor’s Organizational Documents;

(ii) true and complete copies of the resolutions and proceedings of its Governing Body authorizing (A) the execution, delivery and performance of the Financing Documents to which it is a party and (B) the granting of the Liens contemplated by this Agreement and the Financing Documents to which such U.S. Guarantor is a party; and

(iii) the incumbency, authority and signatures of the officers or other representatives of such U.S. Guarantor authorized to sign the Financing Documents to which such U.S. Guarantor is a party.

5.1.3 Opinion of Borrowers’ and U.S. Guarantors’ Counsel.

The Lender shall have received the favorable opinion of counsel for the Borrowers and the U.S. Guarantors addressed to the Lender in form satisfactory to the Lender, which shall cover, among other things, an opinion from local counsel to the Foreign Borrower relating to due authorization and execution of the Financing Documents to which it is a party, the enforceability of the Financing Documents to which it is a party, and the perfection of the Lender’s security interests with respect to the Foreign Borrower under applicable Canadian law.

5.1.4 Consents, Licenses, Approvals, Etc.

The Lender shall have received copies of all consents, licenses and approvals, required in connection with the execution, delivery, performance, validity and enforceability of the Financing Documents, and such consents, licenses and approvals shall be in full force and effect.

5.1.5 Notes.

The Lender shall have received the Revolving Credit Note, conforming to the requirements hereof and executed by a Responsible Officer of each Borrower and attested by a duly authorized representative of each Borrower.

5.1.6 Guaranties.

Each U.S. Guarantor shall have executed and delivered the Guaranties to be executed by it, and shall have delivered original Chattel Paper, Instruments, Investment Property, and related Collateral and all opinions, title insurance, and other documents contemplated by such Guaranties.

5.1.7 Financing Documents and Collateral.

Each Borrower shall have executed and delivered the Financing Documents to be executed by it, and shall have delivered original Chattel Paper, Instruments, Investment Property, and related Collateral and all opinions, title insurance, and other documents contemplated by Article III (The Collateral).

5.1.8 Other Financing Documents.

In addition to the Financing Documents to be delivered by the Borrowers, the Lender shall have received the Financing Documents duly executed and delivered by Persons other than the Borrowers.

5.1.9 Other Documents, Etc.

The Lender shall have received such other certificates, opinions, documents and instruments confirmatory of or otherwise relating to the transactions contemplated hereby as may have been reasonably requested by the Lender.

5.1.10 Payment of Fees.

The Lender shall have received payment of any Fees due on or before the Closing Date.

5.1.11 Recordings and Filings.

Each Borrower shall have: (a) executed and delivered all Financing Documents (including, without limitation, UCC-1 and UCC-3 statements) required to be filed, registered or recorded in order to create, in favor of the Lender, a perfected Lien in the Collateral (subject only to the Permitted Liens) in form and in sufficient number for filing, registration, and recording in each office in each jurisdiction in which such filings, registrations and recordations are required, and (b) delivered such evidence as the Lender may deem satisfactory that all necessary filing fees and all recording and other similar fees, and all Taxes and other expenses related to such filings, registrations and recordings will be or have been paid in full.

5.1.12 Insurance Certificate.

The Lender shall have received an insurance certificate in accordance with the provisions of Section 6.1.8 (Insurance) and Section 6.1.21 (Insurance With Respect to Equipment and Inventory).

5.1.13 Landlord’s Waiver.

The Lender shall have received a landlord’s waiver from the landlord at Borrowers’ Owings Mills, Maryland premises, which landlord’s waiver must be reasonably acceptable to the Lender and its counsel in their sole and absolute discretion.

5.1.14 [Intentionally Omitted].

5.1.15 Subordination Agreement.

The Lender shall have received the fully executed Subordination Agreement in form and content acceptable to the Lender. The Lender shall have received and approved copies of the fully executed Subordinated Debt Documents, all of which must be in form and content acceptable to the Lender.

Section 5.2 Conditions to all Extensions of Credit.

The making of all advances under the Loans and other Revolver Usage is subject to the fulfillment of the following conditions precedent in a manner satisfactory in form and substance to the Lender and its counsel:

5.2.1 Compliance.

Each Borrower shall have complied and shall then be in compliance with all terms, covenants, conditions and provisions of this Agreement and the other Financing Documents that are binding upon it.

5.2.2 Borrowing Base.

The Borrowers shall have furnished all Borrowing Base Reports required by Section 2.1.4 (Borrowing Base Report), there shall exist no Borrowing Base Deficiency and the Borrower shall meet the other conditions and requirements of Section 2.1 (The Revolving Credit Facility) for each Advance and Revolver Usage, and as evidence thereof, each Borrower shall have furnished to the Lender such reports, schedules, certificates, records and other papers as may be requested by the Lender, and the Borrowers shall be in compliance with the provisions of this Agreement both immediately before and immediately after the making of the Advance or other Revolver Usage requested.

5.2.3 Default.

There shall exist no Event of Default or Default hereunder.
5.2.4	Representations and Warranties.

The representations and warranties of each of the Borrowers contained among the provisions of this Agreement shall be true and with the same effect as though such representations and warranties had been made at the time of the making of, and of the request for, each advance under the Loans or other Revolver Usage, except that the representations and warranties which relate to financial statements which are referred to in Section 4.1.12 (Financial Condition), shall also be deemed to cover financial statements furnished from time to time to the Lender pursuant to Section 6.1.1 (Financial Statements).

5.2.5 Adverse Change.

No adverse change shall have occurred in the condition (financial or otherwise), operations or business of any Borrower that would, in the good faith judgment of the Lender, materially impair the ability of that Borrower to pay or perform any of the Obligations.

5.2.6 Legal Matters.

All legal documents incident to each advance under the Loans or other Revolver Usage shall be reasonably satisfactory to counsel for the Lender.

ARTICLE VI
COVENANTS OF THE BORROWERS

Section 6.1 Affirmative Covenants.

So long as any of the Obligations or any Commitments shall be outstanding hereunder, the Borrowers agree jointly and severally with the Lender as follows:

6.1.1 Financial Statements.

The Borrowers shall furnish to the Lender:

(a) Annual Statements and Certificates. The Borrowers shall furnish to the Lender as soon as available, but in no event more than one hundred twenty (120) days after the close of the Borrowers’ fiscal years, (i) a copy of the annual financial statement in reasonable detail satisfactory to the Lender relating to the Borrowers and their Subsidiaries, prepared in accordance with GAAP and examined and certified by independent certified public accountants reasonably satisfactory to the Lender, which financial statement shall include a consolidated and consolidating balance sheet of the Borrowers and their Subsidiaries as of the end of such fiscal year and consolidated and consolidating statements of income, cash flows and changes in shareholders equity of the Borrowers and their Subsidiaries for such fiscal year, and (ii) a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT B, as may be amended by the Lender from time to time, signed by the Borrowers’ chief financial officer, containing a detailed computation of each financial covenant in this Agreement that is applicable for the period reported, a certification that the financial statements fairly present in all material respects the financial condition and results of operations of the Borrowers on a consolidated and consolidating basis in accordance with GAAP consistently applied, and a statement whether any event has occurred which constitutes a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto, and (iii) a management letter in the form prepared by the Borrowers’ independent certified public accountants.

(b) Annual Opinion of Accountant. The Borrowers shall furnish to the Lender as soon as available, but in no event more than one hundred twenty (120) days after the close of the Borrowers’ fiscal years, an opinion of the accountant who examined and certified the annual financial statement relating to the Borrowers and their Subsidiaries (i) stating whether anything in such accountant’s examination has revealed the occurrence of a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto and (ii) acknowledging that the Lender will rely on the statement and that the Borrowers know of the intended reliance by the Lender.

(c) Quarterly Statements and Certificates. The Borrowers shall furnish to the Lender as soon as available, but in no event more than forty-five (45) days after the close of the Borrowers’ fiscal quarters, consolidated and consolidating balance sheets of the Borrowers and their Subsidiaries as of the close of such period, consolidated and consolidating income, cash flows and changes in shareholders equity statements for such period, projected cash flow on a month to month basis and projected income statements, each prepared by the chief financial officer of the Borrowers in accordance with GAAP consistently applied, and a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT B, signed by the Borrowers chief financial officer, containing a detailed computation of each financial covenant in this Agreement that is applicable for the period reported, a certification that the financial statements fairly present in all material respects the financial condition and results of operations of the Borrowers on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and that the projections represent management’s best estimate of the future operations of the Borrowers and are based on reasonable assumptions, and a statement whether any event has occurred which constitutes a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto.

(d) Monthly reports. The Borrowers shall furnish to the Lender within twenty (20) days after the end of each month, a report containing the following information:

(i) a detailed aging schedule of all Receivables by Account Debtor, in such detail, and accompanied by such supporting information, as the Lender may from time to time reasonably request;

(ii) a detailed aging of all accounts payable by supplier, in such detail, and accompanied by such supporting information, as the Lender may from time to time reasonably request; and

(iii) such other information as the Lender may reasonably request.

(e) Additional Reports and Information. The Borrowers shall furnish to the Lender promptly, such additional information, reports or statements as the Lender may from time to time reasonably request.

6.1.2 Reports to SEC and to Stockholders.

The Borrowers will furnish to the Lender, promptly upon the filing or making thereof, at least one (1) copy of all financial statements, reports, notices and proxy statements sent by any Borrower to its stockholders, and of all regular and other reports filed by any Borrower with any securities exchange or with the Securities and Exchange Commission.

6.1.3 Recordkeeping, Rights of Inspection, Field Examination, Etc.

(a) Each of the Borrowers shall, and shall cause each of its Subsidiaries to, maintain (i) a standard system of accounting in accordance with GAAP, and (ii) proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its properties, business and activities.

(b) Each of the Borrowers shall, and shall cause each of its Subsidiaries to, permit authorized representatives of the Lender to visit and inspect the properties of the Borrowers and their Subsidiaries, to review, audit, check and inspect the Collateral at any time with or without notice, to review, audit, check and inspect the Borrowers’ other books of record at any time with or without notice and to make abstracts and photocopies thereof, and to discuss the affairs, finances and accounts of the Borrowers and their Subsidiaries, with the officers, directors, employees and other representatives of the Borrowers and their Subsidiaries and their respective accountants, all at such times during normal business hours and other reasonable times and as often as the Lender may reasonably request.

(c) Upon a Default hereunder, each of the Borrowers hereby irrevocably authorizes and directs all accountants and auditors employed by any of the Borrowers and/or any of their Subsidiaries at any time prior to the repayment in full of the Obligations to exhibit and deliver to the Lender copies of any and all of the financial statements, trial balances, management letters, or other accounting records of any nature of any or all of the Borrowers and/or any or all of their respective Subsidiaries in the accountant’s or auditor’s possession, and to disclose to the Lender any information they may have concerning the financial status and business operations of any or all of the Borrowers and/or any or all of their respective Subsidiaries. Further, each of the Borrowers hereby authorizes all Governmental Authorities to furnish to the Lender copies of reports or examinations relating to any and all of the Borrowers and/or any or all Subsidiaries, whether made by the Borrowers or otherwise.

6.1.4 Entity Existence.

Each of the Borrowers shall maintain, and cause each of its Subsidiaries to maintain, its entity existence in good standing in the jurisdiction in which it is organized and in each other jurisdiction where it is required to register or qualify to do business if the failure to do so in such other jurisdiction would reasonably be expected to have a Material Adverse Effect.

6.1.5 Compliance with Laws.

Each of the Borrowers shall comply, and cause each of its Subsidiaries to comply, with all applicable Laws and observe the valid requirements of Governmental Authorities, the noncompliance with or the nonobservance of which would reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Borrower and its Subsidiaries shall be in compliance in all material respects with all orders, rules, regulations issued by, and recommendations of, the U.S. Department of the Treasury and OFAC pursuant to IEEPA, the PATRIOT Act, other legal requirements relating to money laundering or terrorism and any executive orders related thereto, which at the time apply to them.

6.1.6 Preservation of Properties.

Each of the Borrowers will, and will cause each of its Subsidiaries to, at all times (a) maintain, preserve, protect and keep its properties, whether owned or leased, in good operating condition, working order and repair (ordinary wear and tear excepted), and from time to time will make all proper repairs, maintenance, replacements, additions and improvements thereto needed to maintain such properties in good operating condition, working order and repair, and (b) do or cause to be done all things necessary to preserve and to keep in full force and effect its material franchises, leases of real and personal property, trade names, patents, trademarks and permits that are necessary for the orderly continuance of its business.

6.1.7 Line of Business.

Each of the Borrowers will continue to engage substantially only in the business of providing technology solutions and professional services to other companies.

6.1.8 Insurance.

Each of the Borrowers will, and will cause each of its Subsidiaries to, at all times maintain, with financially sound and reputable insurers having a rating of at least A-VII or better by Best Rating Guide or other comparable rating chosen by the Lender, such insurance as is required by applicable Laws and such other insurance, in such amounts, of such types and against such risks, hazards, liabilities, casualties and contingencies as are usually insured against in the same geographic areas by business entities engaged in the same or similar business. Without limiting the generality of the foregoing, each of the Borrowers will, and will cause each of its Subsidiaries to, keep adequately insured all of its property against loss or damage resulting from fire or other risks insured against by extended coverage and maintain public liability insurance against claims for personal injury, death or property damage occurring upon, in or about any properties occupied or controlled by it, or arising in any manner out of the businesses carried on by it, all in such amounts not less than the Lender shall reasonably determine from time to time. Each of the Borrowers shall deliver to the Lender on the Closing Date (and thereafter on each date there is a material change in the insurance coverage) a certificate of a Responsible Officer of the Borrowers containing a detailed list of the insurance then in effect and stating the names of the insurance companies, the types, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby. Within thirty (30) days after notice in writing from the Lender, the Borrowers will obtain such additional insurance as the Lender may reasonably request.

6.1.9 Taxes.

Except to the extent that the validity or amount thereof is being contested in good faith and by appropriate proceedings, each of the Borrowers will, and will cause each of its Subsidiaries, to pay and discharge all Taxes prior to the date when any interest or penalty would accrue for the nonpayment thereof. Each of the Borrowers shall furnish to the Lender at such times as the Lender may require proof satisfactory to the Lender of the making of payments or deposits required by applicable Laws including, without limitation, payments or deposits with respect to amounts withheld by any of the Borrowers from wages and salaries of employees and amounts contributed by any of the Borrowers on account of federal and other income or wage taxes and amounts due under the Federal Insurance Contributions Act, as amended.

6.1.10 ERISA.

Each Borrower will, and will cause each of its ERISA Affiliates to, comply with the funding requirements of ERISA with respect to Plans for its respective employees. No Borrower will permit with respect to any Plan (a) any prohibited transaction or transactions under ERISA or the Internal Revenue Code, that results, or may result, in any material liability of the Borrower, or (b) any Reportable Event if, upon termination of the plan or plans with respect to which one or more such Reportable Events shall have occurred, there is or would be any material liability of the Borrower to the PBGC. Upon the Lender’s request, each Borrower will deliver to the Lender a copy of the most recent actuarial report, financial statements and annual report completed with respect to any Plan.

6.1.11 Notification of Events of Default and Adverse Developments.

Each of the Borrowers shall promptly notify the Lender upon obtaining knowledge of the occurrence of:

(a) any Event of Default;

(b) any Default;

(c) any litigation instituted or threatened against any of the Borrowers or any of their Subsidiaries and of the entry of any judgment or Lien (other than any Permitted Liens) against any of the assets or properties of any of the Borrowers or any Subsidiary where the claims against any Borrower or any Subsidiary exceed Three Hundred Thousand Dollars ($300,000) and are not covered by insurance;

(d) any event, development or circumstance whereby the financial statements furnished hereunder fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of any of the Borrowers or any of their respective Subsidiaries;

(e) any judicial, administrative or arbitral proceeding pending against any of the Borrowers or any of their respective Subsidiaries and any judicial or administrative proceeding known by any of the Borrowers to be threatened against any Borrower or any Subsidiary that, if adversely decided, would reasonably be expected to have a Material Adverse Effect;

(f) the receipt by any of the Borrowers or any Subsidiary of any notice, claim or demand from any Governmental Authority that alleges that any of the Borrowers or any Subsidiary is in violation of any of the terms of, or has failed to comply with any applicable Laws regulating its operation and business, including, but not limited to, the Occupational Safety and Health Act and the Environmental Protection Act; and

(g) any other development in the business or affairs of any of the Borrowers or any of their respective Subsidiaries which would reasonably be expected to have a Material Adverse Effect;

in each case describing in detail satisfactory to the Lender the nature thereof and the action the Borrowers propose to take with respect thereto.

6.1.12 Disclosure of Significant Transactions.

Each of the Borrowers shall deliver to the Lender a written notice describing in detail each transaction by it involving the purchase, sale, lease, or other acquisition or loss or casualty to or disposition of an interest in Fixed or Capital Assets which exceeds Three Hundred Thousand Dollars ($300,000), said notices to be delivered to the Lender within thirty (30) days of the occurrence of each such transaction.

6.1.13 Financial Covenants.

(a) Financial Covenant Definitions. As used in this Agreement, the term:

“EBITDA” means as to the Borrowers for any period of determination thereof, the sum of (a) the net profit (or loss), plus (b) interest expense and income tax provisions for such period, plus (c) depreciation and amortization of assets for such period, plus (d) one-time non-cash expenses (including, without limitation, any expenses relating to FAS 123 transactions), less (e) one-time non-cash gains, each item in clauses (a) through (e) calculated pursuant to GAAP for such period.

“Fixed Charges” means for any period of determination, the scheduled or required payments (including, without limitation, principal and interest) on all Indebtedness for Borrowed Money of the Borrowers and their Subsidiaries, plus unfunded Capital Expenditures of the Borrowers and their Subsidiaries, plus cash Taxes paid, plus dividends declared or paid by the Borrowers and their Subsidiaries.

“Fixed Charge Coverage Ratio” means for the period of any determination thereof the ratio of (a) EBITDA to (b) Fixed Charges.

“Funded Debt” means at any date, the aggregate of all Indebtedness for Borrowed Money of the Borrowers and their Subsidiaries, whether secured or unsecured.

(b) Funded Debt to EBITDA Ratio. The Borrowers will maintain, tested as of the end of each of the Borrowers’ fiscal quarters for the twelve-month period ending on the test date, a ratio of Funded Debt to EBITDA that is less than or equal to 2.25 to 1.0.

(c) Fixed Charge Coverage Ratio. The Borrowers will maintain, tested as of the last day of each of the Borrowers’ fiscal quarters for the twelve-month period ending on that date, a Fixed Charge Coverage Ratio of greater than or equal to 1.50 to 1.0.

6.1.14 Collection of Receivables.

Until such time that the Lender shall notify the Borrowers of the revocation of such privilege, the Borrowers and their Subsidiaries shall at their own expense have the privilege for the account of, and in trust for, the Lender of collecting their Receivables and receiving in respect thereto all Items of Payment and shall otherwise completely service all of the Receivables including (a) the billing, posting and maintaining of complete records applicable thereto, (b) the taking of such action with respect to the Receivables as the Lender may request or in the absence of such request, as each of the Borrowers and each of the Subsidiaries may deem advisable; and (c) the granting, in the ordinary course of business, to any Account Debtor, any rebate, refund or adjustment to which the Account Debtor may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to a Receivable and may take such other actions relating to the settling of any Account Debtor’s claim as may be commercially reasonable. The Lender may, at its option, at any time or from time to time after and during the continuance of an Event of Default hereunder, revoke the collection privilege given in this Agreement to any one or more of the Borrowers and each of the Subsidiaries by either giving notice of its assignment of, and Lien on the Collateral to the Account Debtors or giving notice of such revocation to the Borrowers. The Lender shall not have any duty to, and the Borrowers hereby release the Lender from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Receivables or to preserve any rights against any other party with an interest in the Collateral. The Lender shall be entitled at any time and from time to time to confirm and verify Receivables.

6.1.15 Assignments of Receivables.

Each Borrower will promptly, upon request, execute and deliver to the Lender written assignments, in form and content acceptable to the Lender, of specific Receivables or groups of Receivables; provided, however, the Lien and/or security interest granted to the Lender under this Agreement shall not be limited in any way to or by the inclusion or exclusion of Receivables within such assignments. Receivables so assigned shall secure payment of the Obligations and are not sold to the Lender whether or not any assignment thereof, that is separate from this Agreement, is in form absolute. The Borrowers agree that neither any assignment to the Lender nor any other provision contained in this Agreement or any of the other Financing Documents shall impose on the Lender any obligation or liability of any of the Borrowers with respect to that which is assigned and the Borrowers hereby agree jointly and severally to indemnify the Lender and hold the Lender harmless from any and all claims, actions, suits, losses, damages, costs, expenses, fees, obligations and liabilities that may be incurred by or imposed upon the Lender by virtue of the assignment of and Lien on any Borrower’s rights, title and interest in, to, and under the Collateral. Each of the Borrowers acknowledges and agrees that this indemnification shall survive the termination of this Agreement and the Commitments and the payment and performance of all of the other Obligations.

6.1.16 Government Accounts.

The Borrowers will immediately notify the Lender if any of the Receivables arise out of contracts with the United States or with any other Governmental Authority. If the Lender so requires, the applicable Borrowers shall execute any documents and take any steps required by the Lender in order that all moneys due and to become due under such contracts shall be assigned to the Lender and notice thereof given to the Governmental Authority under the Federal Assignment of Claims Act or any other applicable Laws.

6.1.17 Notices Related to Intellectual Property.

The Borrower will immediately notify the Lender in writing of: (i) any material changes in and to the ownership of, or rights to use, any material Intellectual Property owned or licensed by the Borrower; (ii) any trademark, service mark, trade dress, domain names, or copyright application or registration, or any patent application or letters patent of the Borrower or a material change in status of any of the foregoing; (iii) the receipt of any knowledge regarding any infringement or misappropriation of any material Intellectual Property owned or licensed by the Borrower by any Person; (iv) the receipt of any written claim, demand or threat, or the institution of any proceeding, relating to any material Intellectual Property owned or licensed by the Borrower; or (v) any other event that could reasonably be expected to materially and adversely affect any material Intellectual Property owned or licensed by the Borrower.

6.1.18 Notice of Returned Goods, etc.

The Borrowers will promptly notify, and will cause the Subsidiaries to promptly notify, the Lender of the return, rejection or repossession of any goods sold or delivered in respect of any Receivables, and of any claims made in regard thereto to the extent that the aggregate purchase price of any such goods in any given calendar month exceeds in the aggregate One Hundred Thousand Dollars ($100,000.00) for such month.

6.1.19 Notice of Commercial Tort Claims.

Each Borrower shall promptly notify the Lender in writing in the event the Borrower shall have, receive or otherwise obtain a commercial tort claim, as plaintiff or otherwise in its favor against any third party and, without implying any limitation on the provisions of Section 6.1.24 (Further Assurances; Defense of Title), confirm that the Lender is authorized to file additional, and to amend, financing statements and do such other acts or things deemed necessary or desirable by the Lender to grant the Lender a first priority, perfected security interest in any such commercial tort claim, including, without limitation executing an assignment of such commercial tort claim.

6.1.20 [Intentionally Omitted].

6.1.21 Insurance With Respect to Equipment.

The Borrowers will (a) maintain and cause each of their Subsidiaries to maintain hazard insurance with fire and extended coverage and naming the Lender as an additional insured with loss payable to the Lender as its respective interest may appear on the Equipment and Inventory in an amount at least equal to the lesser amount of the outstanding principal amount of the Obligations or the fair market value of the Equipment and Inventory (but in any event sufficient to avoid any co-insurance obligations) and with a specific endorsement to each such insurance policy pursuant to which the insurer agrees to give the Lender at least thirty (30) days written notice before any alteration or cancellation of such insurance policy and that no act or default of any of the Borrowers shall affect the right of the Lender to recover under such policy in the event of loss or damage; (b) file, and cause each of their Subsidiaries to file, with the Lender, upon its request, a detailed list of the insurance then in effect and stating the names of the insurance companies, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby; and (c) within thirty (30) days after notice in writing from the Lender, obtain, and cause each of their Subsidiaries to obtain, such additional insurance as the Lender may reasonably request.

6.1.22 Maintenance of the Collateral.

The Borrowers will maintain the Collateral in good working order, saving and excepting ordinary wear and tear, and will not permit anything to be done to the Collateral which may materially impair the value thereof. Each Borrower shall take all steps necessary to prosecute, maintain, preserve, defend and protect, and, when necessary, renew (a) all franchises, licenses, permits, patent applications, patents, trademarks, service marks, trade dress, domain names, trade names, trade secrets, copyrights and other general intangibles and Intellectual Property owned or licensed which are material to the business of the Borrower, including but not limited to the payment of all necessary maintenance fees and the filing of all statutory declarations, and (b) all agreements that are necessary to conduct the Borrower’s business. The Lender, or an agent designated by the Lender, shall be permitted to enter the premises of each of the Borrowers and their Subsidiaries and examine, audit and inspect the Collateral at any reasonable time and from time to time without notice. The Lender shall not have any duty to, and the Borrowers hereby release the Lender from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Receivables or to, preserve any rights against any other party with an interest in the Collateral.

6.1.23 Equipment.

The Borrowers shall (a) maintain all Equipment as personalty, (b) not affix any Equipment to any real estate in such manner as to become a fixture or part of such real estate, and (c) shall hold no Equipment on a sale on approval basis. The Borrowers hereby declare their intent that, notwithstanding the means of attachment, no goods of the Borrowers hereafter attached to any realty shall be deemed a fixture, which declaration shall be irrevocable, without the Lender’s consent, until all of the Obligations have been paid in full and the Commitments have been terminated or have expired.

6.1.24 Further Assurances; Defense of Title.

At their expense, the Borrowers will defend the title to the Collateral (and any part thereof), and will immediately execute, acknowledge and deliver any financing statement, other notice, renewal, affidavit, deed, assignment, continuation statement, security agreement, certificate or other document which the Lender may require in order to perfect, preserve, maintain, continue, protect and/or extend the Lien or security interest granted to the Lender under this Agreement, under any of the other Financing Documents and the first priority of that Lien, subject only to the Permitted Liens. The Borrowers will from time to time do whatever the Lender may require by way of obtaining, executing, delivering, and/or filing financing statements, landlords’ or mortgagees’ waivers, notices of assignment and other notices and amendments and renewals thereof and the Borrowers will take any and all steps and observe such formalities as the Lender may require, in order to create and maintain a valid Lien upon, pledge of, or paramount security interest in, the Collateral, subject to the Permitted Liens. Without implying any limitation on the foregoing, with respect to the Collateral that may be perfected by control, each Borrowers shall take such steps as the Lender may require in order that Lender may have such control. The Borrowers shall pay to the Lender on demand all taxes, costs and expenses incurred by the Lender in connection with the preparation, execution, recording and filing of any such document or instrument. To the extent that the proceeds of any of the Accounts or Receivables of the Borrowers are expected to become subject to the control of, or in the possession of, a party other than the Borrowers or the Lender, the Borrowers shall cause all such parties to execute and deliver on the Closing Date security documents, financing statements or other documents as requested by the Lender and as may be necessary to evidence and/or perfect the security interest of the Lender in those proceeds. Each Borrower agrees that a copy of a fully executed security agreement and/or financing statement shall be sufficient to satisfy for all purposes the requirements of a financing statement as set forth in Article 9 of the applicable Uniform Commercial Code. Further, to the extent permitted by applicable Laws, the Lender may file, without any Borrower’s signature, one or more financing statements or other notices disclosing the Lender’s liens and other security interests. All financing statements and notices may describe the Lender’s collateral as all assets or all personal property of Borrower. Each Borrower hereby irrevocably appoints the Lender as the Borrower’s attorney-in-fact, with power of substitution, in the name of the Lender or in the name of the Borrower or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrowers and without notice to the Borrowers, to execute and deliver any and all of the instruments and other documents and take any action which the Lender may require pursuant the foregoing provisions of this Section 6.1.24. Each Borrower hereby ratifies and confirms the validity of any and all financing statements filed by the Lender prior to the date of this Agreement.

6.1.25 Business Information.

Each Borrower will notify and cause each of the Subsidiaries to notify the Lender not less than thirty (30) days prior to (a) any change in its name or in the name under which the Borrower or the applicable Subsidiary conducts its business, (b) any change of the state of organization, identity or organizational structure of the applicable Borrower or Subsidiary, (c) any change to the location of the chief executive office of the applicable Borrower or Subsidiary, and (d) the opening of any new place of business or the closing of any existing place of business, and any change in the location of the places where the Collateral, or any part thereof, or the books and records, or any part thereof, are kept.

6.1.26 [Intentionally Omitted].

6.1.27 Use of Premises and Equipment.

The Borrowers agree that until the Obligations are fully paid and the Commitments have been terminated or have expired, the Lender (a) after and during the continuance of an Event of Default, may use any of the Borrowers’ owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (b) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of the Borrowers’ owned or leased property.

6.1.28 Protection of Collateral.

The Borrowers agree that the Lender may at any time following an Event of Default take such steps as the Lender deems reasonably necessary to protect the interest of the Lender in, and to preserve the Collateral, including, without limitation, the hiring of such security guards, the placing of other security protection measures, and otherwise restricting access to owned or leased locations where Collateral is located, all as the Lender deems appropriate from time to time, may employ and maintain at any of the Borrowers’ premises a custodian who shall have full authority to do all acts necessary to protect the interests of the Lender in the Collateral and may lease warehouse facilities to which the Lender may move all or any part of the Collateral to the extent commercially reasonable. The Borrowers agree to cooperate fully with the Lender’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as the Lender may reasonably direct. All of the Lender’s expenses of preserving the Collateral, including any reasonable expenses relating to the compensation and bonding of a custodian, shall be part of the Enforcement Costs.

Section 6.2 Negative Covenants.

So long as any of the Obligations or any Commitments shall be outstanding hereunder, unless Borrowers’ have received Lender’s prior written consent, the Borrowers agree with the Lender that:

6.2.1 Capital Structure, Merger, Acquisition or Sale of Assets.

None of the Borrowers will alter or amend their capital structure, authorize any additional class of equity, enter into any merger or consolidation or amalgamation, change its State of organization, organize in any additional State, wind up or dissolve themselves (or suffer any liquidation or dissolution) or acquire all or substantially all the assets of any Person, or sell, lease or otherwise dispose of any of its assets (except Inventory disposed of in the ordinary course of business prior to an Event of Default). Any consent of the Lender to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

6.2.2 Subsidiaries.

None of the Borrowers will create or acquire any new Subsidiaries.
6.2.3 6.2.4	[Intentionally Omitted]. Purchase or Redemption of Securities, Dividend Restrictions.

None of the Borrowers will purchase, redeem or otherwise acquire any shares of its capital stock or warrants now or hereafter outstanding, declare or pay any dividends thereon (other than stock dividends or required payments to preferred stockholders as approved by Lender), apply any of its property or assets to the purchase, redemption or other retirement of, set apart any sum for the payment of any dividends on, or for the purchase, redemption, or other retirement of, make any distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of any Borrower, or any warrants, permit any Subsidiary to purchase or acquire any shares of any class of capital stock of, or warrants issued by, any Borrower, make any distribution to stockholders or set aside any funds for any such purpose, and not prepay, purchase or redeem any Indebtedness for Borrowed Money other than the Obligations.

6.2.5 Indebtedness.

None of the Borrowers will create, incur, assume or suffer to exist any Indebtedness for Borrowed Money in excess of Three Hundred Thousand Dollars ($300,000.00) or permit any Subsidiary to do so, except:

(a) the Obligations;

(b) current accounts payable arising in the ordinary course;

(c) indebtedness secured by Permitted Liens;

(d) Subordinated Indebtedness; and

(e) indebtedness of the Borrowers existing on the date hereof and reflected on the financial statements furnished pursuant to Section 4.1.12 (Financial Condition).

In addition, no Borrower will enter into or be subject to any agreement (other than this Agreement), that prohibits, limits or is breached by the incurrence by the Borrower of Indebtedness for Borrowed Money.

6.2.6 Investments, Loans and Other Transactions.

Except as otherwise provided in this Agreement, none of the Borrowers will, and will permit any of its Subsidiaries to, (a) make, assume, acquire or continue to hold any investment in any real property (unless used in connection with its business and treated as a Fixed or Capital Asset of any Borrower or any Subsidiary) or any Person, whether by stock purchase, capital contribution, acquisition of indebtedness of such Person or otherwise (including, without limitation, investments in any joint venture or partnership), (b) guaranty or otherwise become contingently liable for the indebtedness, liabilities and other obligations of any Person, or (c) make any loans or advances, or otherwise extend credit to any Person, except:

(i) any advance to an officer or employee of any Borrower or any Subsidiary for travel or other business expenses in the ordinary course of business, provided that the aggregate amount of all such advances by all of the Borrowers and their Subsidiaries (taken as a whole) outstanding at any time shall not exceed One Hundred Thousand Dollars ($100,000);

(ii) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(iii) any investment in Cash Equivalents, which are pledged to the Lender as collateral and security for the Obligations; and

(iv) trade credit extended to customers in the ordinary course of business.

6.2.7 Stock of Subsidiaries.

None of the Borrowers will sell or otherwise dispose of any shares of capital stock of any Subsidiary (except in connection with a merger or consolidation of a Wholly Owned Subsidiary into any of the Borrowers or another Wholly Owned Subsidiary of any of the Borrowers or with the dissolution of any Subsidiary) or permit any Subsidiary to issue any additional shares of its capital stock except pro rata to its stockholders.

6.2.8 Subordinated Indebtedness.

None of the Borrowers will, nor will permit any Subsidiary to make:

(a) any payment of principal of, or interest on, any of the Subordinated Indebtedness, including, without limitation, the Subordinated Debt, if a Default or an Event of Default then exists hereunder or would result from such payment;

(b) any payment of the principal or interest due on the Subordinated Indebtedness as a result of acceleration thereunder or a mandatory prepayment thereunder;

(c) any amendment or modification of or supplement to the documents evidencing or securing the Subordinated Indebtedness; and

(d) payment of principal or interest on the Subordinated Indebtedness other than when due (without giving effect to any acceleration of maturity or mandatory prepayment).

6.2.9 Liens.

Each Borrower agrees that it (a) will not create, incur, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired, or permit any Subsidiary so to do, except for Liens securing the Obligations and Permitted Liens, (b) will not agree to, assume or suffer to exist any provision in any instrument or other document for confession of judgment, cognovit or other similar right or remedy, (c) will not enter into or be subject to any agreement (other than this Agreement), that prohibits, limits or is breached by the incurrence of Permitted Liens, (d) will not allow or suffer to exist any Permitted Liens to be superior to Liens securing the Obligations, (e) will not enter into any contracts for the consignment of goods, (f) will not execute or suffer the filing of any financing statements or the posting of any signs giving notice of consignments, (g) will not, as a material part of its business, engage in the sale of goods belonging to others, and (h) will not allow or suffer to exist the failure of any Lien described in the Security Documents to attach to, and/or remain at all times perfected on, any of the property described in the Security Documents.

6.2.10 Transactions with Affiliates.

None of the Borrowers nor any of their Subsidiaries will enter into or participate in any transaction with any Affiliate or, except in the ordinary course of business, with the officers, directors, employees and other representatives of any Borrower and/or any Subsidiary.

6.2.11 Other Businesses.

None of the Borrowers nor any of their Subsidiaries will engage directly or indirectly in any business other than its current line of business described elsewhere in this Agreement, without Lender’s prior written consent, which consent shall not be unreasonably withheld.

6.2.12 ERISA Compliance.

None of the Borrowers nor any ERISA Affiliate shall: (a) engage in or permit any “prohibited transaction” (as defined in ERISA); (b) cause any “accumulated funding deficiency” as defined in ERISA and/or the Internal Revenue Code; (c) terminate any pension plan in a manner that could result in the imposition of a lien on the property of any Borrower pursuant to ERISA; (d) terminate or consent to the termination of any Multi-employer Plan; or (e) incur a complete or partial withdrawal with respect to any Multi-employer Plan.

6.2.13 Amendments.

None of the Borrowers will amend or terminate or agree to amend or terminate the describe any essential agreements, e.g., franchise, license, partnership agreement, material operating agreements, leases, construction contracts, etc. or consent to or waive any material provisions thereof, which would have a material adverse impact on the operation of Borrower’s business or its financial condition.

6.2.14 Method of Accounting; Fiscal Year.

Each Borrower agrees that:

(a) it shall not change the method of accounting employed in the preparation of any financial statements furnished to the Lender under the provisions of Section 6.1.1 (Financial Statements), unless required to conform to GAAP and on the condition that the Borrowers’ accountants shall furnish such information as the Lender may request to reconcile the changes with the Borrowers’ prior financial statements

(b) it will not change its fiscal year from a year ending on January 31.

6.2.15 Compensation.

None of the Borrowers nor any Subsidiary will pay any bonuses, fees, compensation, commissions, salaries, drawing accounts, or other payments (cash and non-cash), whether direct or indirect, to any stockholders of any Borrower or any Subsidiary, or any Affiliate of any Borrower or any Subsidiary, other than reasonable compensation for actual services rendered by stockholders in their capacity as officers or employees.

6.2.16 Transfer of Collateral.

None of the Borrowers nor any of their Subsidiaries will transfer, or permit the transfer, to another location of any of the Collateral or the books and records related to any of the Collateral until Borrowers or their Subsidiaries have provided Lender with thirty (30) days’ prior written notice thereof.

6.2.17 Sale and Leaseback.

None of the Borrowers nor any of the Subsidiaries will directly or indirectly enter into any arrangement to sell or transfer all or any substantial part of its fixed assets and thereupon or within one year thereafter rent or lease the assets so sold or transferred.

6.2.18 Disposition of Collateral.

None of the Borrowers will sell, discount, allow credits or allowances, transfer, assign, extend the time for payment on, convey, lease, license, sublicense, assign, transfer or otherwise dispose of the Collateral, except, prior to an Event of Default, dispositions expressly permitted elsewhere in this Agreement, the sale of Inventory in the ordinary course of business, and the sale of unnecessary or obsolete Equipment, but only if the proceeds of the sale of such Equipment are (a) used to purchase similar Equipment to replace the unnecessary or obsolete Equipment or (b) immediately turned over to the Lender for application to the Obligations in accordance with the provisions of this Agreement.

ARTICLE VII
DEFAULT AND RIGHTS AND REMEDIES

Section 7.1 Events of Default.

The occurrence of any one or more of the following events shall constitute an “Event of Default” under the provisions of this Agreement:

7.1.1 Failure to Pay.

The failure of the Borrowers to pay any of the Obligations as and when due and payable in accordance with the provisions of this Agreement, the Notes and/or any of the other Financing Documents; provided, however, that Lender shall provide written notice of any such failure to pay one time during each calendar year hereunder and Borrower shall have five (5) days thereafter within which to cure such failure before it shall constitute an Event of Default hereunder.

7.1.2 Breach of Representations and Warranties.

Any representation or warranty made in this Agreement or in any report, statement, schedule, certificate, opinion (including any opinion of counsel for the Borrowers), financial statement or other document furnished in connection with this Agreement, any of the other Financing Documents, or the Obligations, shall prove to have been false or misleading when made (or, if applicable, when reaffirmed) in any material respect.

7.1.3 Failure to Comply with Covenants.

The failure of the Borrowers to perform, observe or comply with any covenant, condition or agreement contained in this Agreement if the Borrowers do not remedy such failure within thirty (30) days following receipt of written notice thereof from the Lender, or if such failure is not susceptible of being cured within a thirty-day period, then if Borrowers fail to promptly commence and thereafter diligently pursue until completion the remedy of such failure (but in no event shall such cure period be extended more than a total of sixty (60) days following the delivery of the initial written notice of the failure from the Lender to the Borrowers). Notwithstanding the foregoing, the Lender shall not be required to provide written notice and an opportunity to cure a failure by the Borrowers to perform, observe or comply with any covenants contained in Section 6.2 (Negative Covenants), Section 6.1.8 (Insurance) or Section 6.1.21 (Insurance With Respect to Equipment).

7.1.4 Default Under Other Financing Documents or Obligations.

A default shall occur under any of the other Financing Documents or under any other Obligations, and such default is not cured within any applicable grace period provided therein.

7.1.5 Receiver; Bankruptcy.

Any Borrower or any Subsidiary shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (b) admit in writing its inability to pay its debts as they mature, (c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, (e) file a voluntary petition in bankruptcy or a petition or an answer seeking or consenting to reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take entity action for the purposes of effecting any of the foregoing, (f) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of sixty (60) days, or (g) by any act indicate its consent to, approval of or acquiescence in any order, judgment or decree by any court of competent jurisdiction or any Governmental Authority enjoining or otherwise prohibiting the operation of a material portion of any Borrower’s or any Subsidiary’s business or the use or disposition of a material portion of any Borrower’s or any Subsidiary’s assets.

7.1.6 Involuntary Bankruptcy, etc.

(a) An order for relief shall be entered in any involuntary case brought against any Borrower or any Subsidiary under the Bankruptcy Code, or (b) any such case shall be commenced against any Borrower or any Subsidiary and shall not be dismissed within sixty (60) days after the filing of the petition, or (c) an order, judgment or decree under any other Law is entered by any court of competent jurisdiction or by any other Governmental Authority on the application of a Governmental Authority or of a Person other than any Borrower or any Subsidiary (i) adjudicating any Borrower, or any Subsidiary bankrupt or insolvent, or (ii) appointing a receiver, trustee or liquidator of any Borrower or of any Subsidiary, or of a material portion of any Borrower’s or any Subsidiary’s assets, or (iii) enjoining, prohibiting or otherwise limiting the operation of a material portion of any Borrower’s or any Subsidiary’s business or the use or disposition of a material portion of any Borrower’s or any Subsidiary’s assets, and such order, judgment or decree continues unstayed and in effect for a period of thirty (30) days from the date entered.

7.1.7 Judgment.

Unless adequately insured in the opinion of the Lender, the entry of a final judgment for the payment of money involving more than Three Hundred Thousand Dollars ($300,000) against any Borrower or any Subsidiary, and the failure by such Borrower or such Subsidiary to discharge the same, or cause it to be discharged, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment, unless such judgment is covered by Borrowers’ or the Subsidiary’s insurance.

7.1.8 Execution; Attachment.

Any execution or attachment shall be levied against the Collateral, or any part thereof, and such execution or attachment shall not be set aside, discharged or stayed within thirty (30) days after the same shall have been levied.

7.1.9 Default Under Other Borrowings.

Default shall be made with respect to any Indebtedness for Borrowed Money of any of the Borrowers (other than the Loans) if the effect of such default is to accelerate the maturity of such Indebtedness for Borrowed Money or to permit the holder or obligee thereof or other party thereto to cause such Indebtedness for Borrowed Money to become due prior to its stated maturity.

7.1.10 Challenge to Agreements.

Any Borrower or any Guarantor shall challenge the validity and binding effect of any provision of any of the Financing Documents or shall state its intention to make such a challenge of any of the Financing Documents or any of the Financing Documents shall for any reason (except to the extent permitted by its express terms) cease to be effective or to create a valid and perfected first priority Lien (except as expressly permitted by Section 6.2.9 (Liens) on, or security interest in, any of the Collateral purported to be covered thereby.

7.1.11 Material Adverse Effect.

The Lender, in its Permitted Discretion, determines that an event has occurred that has a Material Adverse Effect.

7.1.12 Change in Ownership.

Any change shall occur in the ownership of any of the Borrowers or the Subsidiaries and the Borrowers fail to notify Lender in writing of such change promptly thereafter.

7.1.13 Liquidation, Termination, Dissolution, Change in Management, etc.

Any Borrower shall liquidate, dissolve or terminate its existence or shall suspend or terminate a substantial portion of its business operations or any change occurs in the management or control of any Borrower without the prior written consent of the Lender.

Section 7.2 Remedies.

Upon the occurrence of any Event of Default, the Lender may, in the exercise of its sole and absolute discretion from time to time, at any time thereafter exercise any one or more of the following rights, powers or remedies.

7.2.1 Acceleration.

The Lender may declare any or all of the Obligations to be immediately due and payable, notwithstanding anything contained in this Agreement or in any of the other Financing Documents to the contrary, without presentment, demand, protest, notice of protest or of dishonor, or other notice of any kind, all of which the Borrowers hereby waive.

7.2.2 Further Advances.

The Lender may from time to time without notice to the Borrowers suspend, terminate or limit any further Advances, loans or other extensions of credit under the Commitments, under this Agreement and/or under any of the other Financing Documents. Further, upon the occurrence of an Event of Default or Default specified in Sections 7.1.5 (Receiver; Bankruptcy) or 7.1.6 (Involuntary Bankruptcy, etc.), the Revolving Credit Commitment and any agreement in any of the Financing Documents to provide additional credit (including, without limitation, that with respect to letters of credit) shall immediately and automatically terminate and the unpaid principal amount of the Notes (with accrued interest thereon) and all other Obligations then outstanding, shall immediately become due and payable without further action of any kind and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers.

7.2.3 Uniform Commercial Code; Personal Property Security Act

The Lender shall have all of the rights and remedies of a secured party under the applicable Uniform Commercial Code, Personal Property Security Act, and other applicable Laws. Upon demand by the Lender, the Borrowers shall assemble the Collateral and make it available to the Lender, at a place designated by the Lender. The Lender or its agents may without notice from time to time enter upon any Borrower’s premises to take possession of the Collateral, to remove it, to render it unusable, to process it or otherwise prepare it for sale, or to sell or otherwise dispose of it. The remedies of the Lender shall include, without limitation, the appointment by instrument in writing of a receiver (which term as used in this Agreement includes a receiver and manager) or agent of all or any part of the Collateral and removal or replacement from time to time of any receiver or agent.

Any written notice of the sale, disposition or other intended action by the Lender with respect to the Collateral that is sent by regular mail, postage prepaid, to the Borrowers at the address set forth in Section 8.1 (Notices), or such other address of the Borrowers that may from time to time be shown on the Lender’s records, at least ten (10) days prior to such sale, disposition or other action, shall, to the extent permitted by law, constitute commercially reasonable notice to the Borrowers. The Lender may alternatively or additionally give such notice in any other commercially reasonable manner. Nothing in this Agreement shall require the Lender to give any notice not required by applicable Laws.

If any consent, approval, or authorization of any state, municipal or other Governmental Authority or of any other Person or of any Person having any interest therein, should be necessary to effectuate any sale or other disposition of the Collateral, the Borrowers agree to execute all such applications and other instruments, and to take all other action, as may be required in connection with securing any such consent, approval or authorization.

The Borrowers recognize that the Lender may be unable to effect a public sale of all or a part of the Collateral consisting of Investment Property by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and other applicable Federal and state Laws. The Lender may, therefore, in its sole and absolute discretion, take such steps as it may deem appropriate to comply with such Laws and may, for example, at any sale of the Collateral consisting of securities restrict the prospective bidders or purchasers as to their number, nature of business and investment intention, including, without limitation, a requirement that the Persons making such purchases represent and agree to the satisfaction of the Lender that they are purchasing such securities for their account, for investment, and not with a view to the distribution or resale of any thereof. The Borrowers covenant and agree to do or cause to be done promptly all such acts and things as the Lender may request from time to time and as may be necessary to offer and/or sell the securities or any part thereof in a manner that is valid and binding and in conformance with all applicable Laws. Upon any such sale or disposition, the Lender shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral consisting of securities so sold.

7.2.4 Specific Rights With Regard to Collateral.

In addition to all other rights and remedies provided hereunder or as shall exist at law or in equity from time to time, the Lender may (but shall be under no obligation to), without notice to any of the Borrowers, and each Borrower hereby irrevocably appoints the Lender as its attorney-in-fact, with power of substitution, in the name of the Lender and/or in the name of any or all of the Borrowers or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrowers and without notice to the Borrowers:

(a) request any Account Debtor obligated on any of the Accounts to make payments thereon directly to the Lender, with the Lender taking control of the cash and non-cash proceeds thereof;

(b) compromise, extend or renew any of the Collateral or deal with the same as it may deem advisable;

(c) make exchanges, substitutions or surrenders of all or any part of the Collateral;

(d) copy, transcribe, or remove from any place of business of any Borrower or any Subsidiary all books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral or without cost or expense to the Lender, make such use of any Borrower’s or any Subsidiary’s place(s) of business as may be reasonably necessary to administer, control and collect the Collateral;

(e) repair, alter or supply goods if necessary to fulfill in whole or in part the purchase order of any Account Debtor;

(f) demand, collect, receipt for and give renewals, extensions, discharges and releases of any of the Collateral;

(g) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral;

(h) settle, renew, extend, compromise, compound, exchange or adjust claims in respect of any of the Collateral or any legal proceedings brought in respect thereof;

(i) endorse or sign the name of any Borrower upon any items of payment, certificates of title, instruments, securities, stock powers, documents, documents of title, financing statements, assignments, notices or other writing relating to or part of the Collateral and on any proof of claim in bankruptcy against an Account Debtor;

(j) clear Inventory through customs in the Lender’s or any Borrower’s name and to sign and deliver to customs officials powers of attorney in that Borrower’s name for such purpose;

(k) notify the Post Office authorities to change the address for the delivery of mail to the Borrowers to such address or Post Office Box as the Lender may designate and receive and open all mail addressed to any of the Borrowers; and

(l) take any other action necessary or beneficial to realize upon or dispose of the Collateral or to carry out the terms of this Agreement.

7.2.5 Application of Proceeds.

Any proceeds of sale or other disposition of the Collateral will be applied by the Lender to the payment of any and all Enforcement Costs, and any balance of such proceeds will be applied to the Obligations in such order and manner as the Lender may from time to time in its sole and absolute discretion determine. If the sale or other disposition of the Collateral fails to fully satisfy the Obligations, the Borrowers shall remain liable to the Lender for any deficiency.

7.2.6 Performance by Lender.

If the Borrowers shall fail to pay the Obligations or otherwise fail to perform, observe or comply with any of the conditions, covenants, terms, stipulations or agreements contained in this Agreement or any of the other Financing Documents, the Lender without notice to or demand upon the Borrowers and without waiving or releasing any of the Obligations or any Default or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrowers, and may enter upon the premises of the Borrowers for that purpose and take all such action thereon as the Lender may consider necessary or appropriate for such purpose and each of the Borrowers hereby irrevocably appoints the Lender as its attorney-in-fact to do so, with power of substitution, in the name of the Lender, in the name of any or all of the Borrowers or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrowers and without notice to the Borrowers. All sums so paid or advanced by the Lender together with interest thereon from the date of payment, advance or incurring until paid in full at the Post-Default Rate and all costs and expenses, shall be deemed part of the Enforcement Costs, shall be paid by the Borrowers to the Lender on demand, and shall constitute and become a part of the Obligations.

7.2.7 Other Remedies.

The Lender may from time to time proceed to protect or enforce the rights of the Lender by an action or actions at law or in equity or by any other appropriate proceeding, whether for the specific performance of any of the covenants contained in this Agreement or in any of the other Financing Documents, or for an injunction against the violation of any of the terms of this Agreement or any of the other Financing Documents, or in aid of the exercise or execution of any right, remedy or power granted in this Agreement, the Financing Documents, and/or applicable Laws. The Lender is authorized to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of any or all of the Borrowers now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, the Lender or any Affiliate of the Lender.

ARTICLE VIII
MISCELLANEOUS

Section 8.1 Notices.

All notices, requests and demands to or upon the parties to this Agreement shall be in writing and shall be deemed to have been given or made when delivered by hand on a Business Day, or two (2) days after the date when deposited in the mail, postage prepaid by certified mail, return receipt requested, or when sent by overnight courier, on the Business Day next following the day on which the notice is delivered to such overnight courier, addressed as follows:

Borrowers:	Rand Worldwide, Inc. 11201 Dolfield Boulevard Suites 112-115 Owings Mills, Maryland 21117 Attention:Lawrence Rychlak, President
with a copy to:	Peter Rosenwald, Esquire Gordon Feinblatt, LLC 233 E. Redwood Street Baltimore, MD 21202
Lender:	PNC Bank, National Association Two Hopkins Plaza Baltimore, Maryland 21201 Attention:Timothy Naylon, Senior Vice President
with a copy to:	J. Michael Brennan, Esq.

Miles & Stockbridge P. C.
One West Pennsylvania Avenue, Suite 900
Towson, Maryland 21204

By written notice, each party to this Agreement may change the address to which notice is given to that party, provided that such changed notice shall include a street address to which notices may be delivered by overnight courier in the ordinary course on any Business Day.

Section 8.2	Amendments; Waivers.

8.2.1	In General.

This Agreement and the other Financing Documents may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Lender and the Borrowers. No waiver of any provision of this Agreement or of any of the other Financing Documents, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing signed by the Lender. No course of dealing between the Borrowers and the Lender and no act or failure to act from time to time on the part of the Lender shall constitute a waiver, amendment or modification of any provision of this Agreement or any of the other Financing Documents or any right or remedy under this Agreement, under any of the other Financing Documents or under applicable Laws. Without implying any limitation on the foregoing:

(a) Any waiver or consent shall be effective only in the specific instance, for the terms and purpose for which given, subject to such conditions as the Lender may specify in any such instrument.

(b) No waiver of any Default or Event of Default shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereto.

(c) No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in the same, similar or other circumstance.

(d) No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of any of the other Financing Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver, amendment or modification of any such term, condition, covenant or agreement or of any such breach or preclude the Lender from exercising any such right, power or remedy at any time or times.

(e) By accepting payment after the due date of any amount payable under this Agreement or under any of the other Financing Documents, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Financing Documents, or to declare a default for failure to effect such prompt payment of any such other amount.

Section 8.3 Cumulative Remedies.

The rights, powers and remedies provided in this Agreement and in the other Financing Documents are cumulative, may be exercised concurrently or separately, may be exercised from time to time and in such order as the Lender shall determine and are in addition to, and not exclusive of, rights, powers and remedies provided by existing or future applicable Laws, all without regard to any right of the Borrowers or any other Person to the marshaling of assets, which right the Borrowers and any other Person (including, without limitation, any Guarantor) who may be liable (by endorsement, guaranty, indemnity or otherwise) for all or any part of the Obligations hereby waive to the extent permitted by applicable Laws. In order to entitle the Lender to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement. Without limiting the generality of the foregoing and subject to the terms of this Agreement, the Lender may: (a) proceed against any one or more of the Borrowers with or without proceeding against any other Person (including, without limitation, any Guarantor) who may be liable (by endorsement, guaranty, indemnity or otherwise) for all or any part of the Obligations; (b) proceed against any one or more of the Borrowers with or without proceeding under any of the other Financing Documents or against any Collateral or other collateral and security for all or any part of the Obligations; (c) without reducing or impairing the obligation of the Borrowers and without notice, release or compromise with any guarantor or other Person liable for all or any part of the Obligations under the Financing Documents or otherwise; and (d) without reducing or impairing the obligations of the Borrowers and without notice thereof: (i) fail to perfect the Lien in any or all Collateral or to release any or all the Collateral or to accept substitute Collateral; (ii) approve the making of Advances under the Revolving Loan under this Agreement; (iii) waive any provision of this Agreement or the other Financing Documents; (iv) exercise or fail to exercise rights of set-off or other rights; or (v) accept partial payments or extend from time to time the maturity of all or any part of the Obligations.

Section 8.4 Severability.

In case one or more provisions, or part thereof, contained in this Agreement or in the other Financing Documents shall be invalid, illegal or unenforceable in any respect under any Law, then without need for any further agreement, notice or action:

(a) the validity, legality and enforceability of the remaining provisions shall remain effective and binding on the parties thereto and shall not be affected or impaired thereby;

(b) the obligation to be fulfilled shall be reduced to the limit of such validity;

(c) if such provision or part thereof pertains to repayment of the Obligations, then, at the sole and absolute discretion of the Lender, all of the Obligations of the Borrowers to the Lender shall become immediately due and payable; and

(d) if the affected provision or part thereof does not pertain to repayment of the Obligations, but operates or would prospectively operate to invalidate this Agreement in whole or in part, then such provision or part thereof only shall be void, and the remainder of this Agreement shall remain operative and in full force and effect.

Section 8.5 Assignments by Lender.

The Lender may, without notice to, or consent of, the Borrowers, sell, assign or transfer to or participate with any Person or Persons all or any part of the Obligations, and each such Person or Persons shall have the right to enforce the provisions of this Agreement and any of the other Financing Documents as fully as the Lender, provided that the Lender shall continue to have the unimpaired right to enforce the provisions of this Agreement and any of the other Financing Documents as to so much of the Obligations that the Lender has not sold, assigned or transferred. In connection with the foregoing, the Lender shall have the right to disclose to any such actual or potential purchaser, assignee, transferee or participant all financial records, information, reports, financial statements and documents obtained in connection with this Agreement and any of the other Financing Documents or otherwise.

Section 8.6 Successors and Assigns.

This Agreement and all other Financing Documents shall be binding upon and inure to the benefit of the Borrowers and the Lender and their respective heirs, personal representatives, successors and assigns, except that the Borrowers shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Lender.

Section 8.7 Continuing Agreements.

All covenants, agreements, representations and warranties made by the Borrowers in this Agreement, in any of the other Financing Documents, and in any certificate delivered pursuant hereto or thereto shall survive the making by the Lender of the Loans, the issuance of letters of credit by the Lender and the execution and delivery of the Notes, shall be binding upon the Borrowers regardless of how long before or after the date hereof any of the Obligations were or are incurred, and shall continue in full force and effect so long as any of the Obligations are outstanding and unpaid. From time to time upon the Lender’s request, and as a condition of the release of any one or more of the Security Documents, the Borrowers and other Persons obligated with respect to the Obligations shall provide the Lender with such acknowledgments and agreements as the Lender may require to the effect that there exists no defenses, rights of setoff or recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against the Lender and/or any of its agents and others, or to the extent there are, the same are waived and released.

Section 8.8 Enforcement Costs.

The Borrowers agree to pay to the Lender on demand all Enforcement Costs, together with interest thereon from the date incurred or advanced until paid in full at a per annum rate of interest equal at all times to the Post-Default Rate. Enforcement Costs shall be immediately due and payable at the time advanced or incurred, whichever is earlier. Without implying any limitation on the foregoing, the Borrowers agree, as part of the Enforcement Costs, to pay upon demand any and all stamp and other Taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Financing Documents and to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay any Taxes or fees referred to in this Section. The provisions of this Section shall survive the execution and delivery of this Agreement, the repayment of the other Obligations and shall survive the termination of this Agreement.

Section 8.9	Applicable Law; Jurisdiction.

8.9.1	Applicable Law.

The Borrowers acknowledge and agree that the Financing Documents, including, this Agreement, shall be governed by the Laws of the State, as if each of the Financing Documents and this Agreement had each been executed, delivered, administered and performed solely within the State even though for the convenience and at the request of the Borrowers, one or more of the Financing Documents may be executed elsewhere. The Lender acknowledges, however, that remedies under certain of the Financing Documents which relate to property outside the State may be subject to the laws of the state in which the property is located.

8.9.2 Submission to Jurisdiction.

The Borrowers irrevocably submit to the jurisdiction of any state or federal court sitting in the State over any suit, action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents. Each of the Borrowers irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Borrowers and may be enforced in any court in which the Borrowers are subject to jurisdiction, by a suit upon such judgment, provided that service of process is effected upon the Borrowers in one of the manners specified in this Section or as otherwise permitted by applicable Laws.

8.9.3 Appointment of Agent for Service of Process.

The Borrowers hereby irrevocably designate and appoint The Corporation Trust Incorporated, 300 E. Lombard Street, Baltimore, Maryland 21202, as the Borrowers’ authorized agent to receive on the Borrowers’ behalf service of any and all process that may be served in any suit, action or proceeding of the nature referred to in this Section in any state or federal court sitting in the State. If such agent shall cease so to act, the Borrowers shall irrevocably designate and appoint without delay another such agent in the State satisfactory to the Lender and shall promptly deliver to the Lender evidence in writing of such other agent’s acceptance of such appointment and its agreement that such appointment shall be irrevocable.

8.9.4 Service of Process.

Each of the Borrowers hereby consents to process being served in any suit, action or proceeding of the nature referred to in this Section by (a) the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Borrower at the Borrower’s address designated in or pursuant to Section 8.1 (Notices), and (b) serving a copy thereof upon the agent, if any, designated and appointed by the Borrower as the Borrower’s agent for service of process by or pursuant to this Section. The Borrowers irrevocably agree that such service (y) shall be deemed in every respect effective service of process upon the Borrowers in any such suit, action or proceeding, and (z) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Borrowers. Nothing in this Section shall affect the right of the Lender to serve process in any manner otherwise permitted by law or limit the right of the Lender otherwise to bring proceedings against the Borrowers in the courts of any jurisdiction or jurisdictions.

Section 8.10 Limitation on Liability of Foreign Borrower.

It is the intent of the parties and the parties hereby agree that, notwithstanding any provision of this Agreement or any other Financing Document, Foreign Borrower shall not be liable for any U.S. Obligations, the present and future assets of Foreign Borrower shall not be subject to any Charges, claim or action by the Lender to satisfy any U.S. Obligations, and the Lender shall not have any recourse under this Agreement or any other Financing Document against Foreign Borrower or its assets in respect of any U.S. Obligations. All amounts paid by Foreign Borrower and all value derived from its assets shall be applied only to Obligations of the Foreign Borrower. As and when the Obligations owing in respect of Advances due and owing from Foreign Borrower have been reduced to zero, and the agreement the Lender to make any further Advances to the Foreign Borrower shall have been irrevocably terminated, then the Foreign Borrower shall cease to be a Borrower and shall be entitled to be released and discharged from all obligations under this Agreement and the other Financing Documents, the Lender shall have no further claim against the Foreign Borrower or its assets and all provisions of this Agreement that relate to the Foreign Borrower, other than provisions which generally apply to Subsidiaries or foreign Subsidiaries shall cease to have further force and effect. Any references in this Agreement or in any other Financing Document to specific statutes or to governmental agencies of the United States of America, shall be, when applied to the Foreign Borrower, deemed to refer to the applicable provisions or governmental agencies of Canada, as the case may be, if any, provided, however, that Sections 6.1.10 and 6.2.12 shall be inapplicable to the Foreign Borrower. Any reference in a financial covenant or otherwise to any U.S. Dollar figure shall be deemed, when applied to the Foreign Borrower, to refer to the U.S. Dollar Equivalent of the applicable foreign currency.

Section 8.11 Duplicate Originals and Counterparts.

This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

Section 8.12 No Agency.

Nothing herein contained shall be construed to constitute the Borrowers as the agent of the Lender for any purpose whatsoever or to permit the Borrowers to pledge any of the credit of the Lender. The Lender shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. The Lender shall not, by anything herein or in any of the Financing Documents or otherwise, assume any of the Borrowers’ obligations under any contract or agreement assigned to the Lender, and the Lender shall not be responsible in any way for the performance by the Borrowers of any of the terms and conditions thereof.

Section 8.13 Date of Payment.

Should the principal of or interest on the Notes become due and payable on other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and in the case of principal, interest shall be payable thereon at the rate per annum specified in the Notes during such extension.

Section 8.14 Entire Agreement.

This Agreement is intended by the Lender and the Borrowers to be a complete, exclusive and final expression of the agreements contained herein. Neither the Lender nor the Borrowers shall hereafter have any rights under any prior agreements pertaining to the matters addressed by this Agreement but shall look solely to this Agreement for definition and determination of all of their respective rights, liabilities and responsibilities under this Agreement.

Section 8.15 Waiver of Trial by Jury.

THE BORROWERS AND THE LENDER HEREBY JOINTLY AND SEVERALLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWERS AND THE LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT, (B) ANY OF THE FINANCING DOCUMENTS, OR (C) THE COLLATERAL. THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. EACH BORROWER AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST THE LENDER OR ANY OTHER PERSON INDEMNIFIED UNDER THIS AGREEMENT ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

This waiver is knowingly, willingly and voluntarily made by the Borrowers and the Lender, and the Borrowers and the Lender hereby represent that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Borrowers and the Lender further represent that they have been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of their own free will, and that they have had the opportunity to discuss this waiver with counsel.

Section 8.16 Liability of the Lender.

The Borrowers hereby agree that the Lender shall not be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agency or attorney employed by the Lender in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in the Collateral or other security for the Obligations.

By inspecting the Collateral or any other properties of the Borrowers or by accepting or approving anything required to be observed, performed or fulfilled by the Borrowers or to be given to the Lender pursuant to this Agreement or any of the other Financing Documents, the Lender shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by the Lender.

Section 8.17 Indemnification.

The Borrowers agrees to indemnify and hold harmless, Lender, the respective parent and Affiliates of the Lender and the respective parent’s and Affiliates’ officers, directors, shareholders, employees and agents (each an “Indemnified Party,” and collectively, the “Indemnified Parties”), from and against any and all claims, liabilities, losses, damages, costs and expenses (whether or not such Indemnified Party is a party to any litigation), including without limitation, reasonable attorney’s fees and costs and costs of investigation, document production, attendance at depositions or other discovery, incurred by any Indemnified Party with respect to, arising out of or as a consequence of (a) this Agreement or any of the other Financing Documents, including without limitation, any failure of the Borrowers to pay when due (at maturity, by acceleration or otherwise) any principal, interest, fee or any other amount due under this Agreement or the other Loan documents, or any other Event of Default; (b) the use by the Borrowers of any proceeds advanced hereunder; (c) the transactions contemplated hereunder; (d) any civil penalty or fine assessed by OFAC against the Lender or any Affiliate of the Lender and all reasonable costs and expense (including counsel fees and disbursements) incurred in connection with defense thereof by the Lender or such Affiliate, as a result of the funding of Loans or the extension of credit, the acceptance of payments due under the Financing Documents or any Hedge Agreement or acceptance of Collateral; or (e) any claim, demand, action or cause of action being asserted against (i) the Borrowers or any of their Affiliates by any other Person, or (ii) any Indemnified Party by the Borrowers in connection with the transactions contemplated hereunder. Notwithstanding anything herein or elsewhere to the contrary, the Borrowers shall not be obligated to indemnify or hold harmless any Indemnified Party from any liability, loss or damage resulting from the gross negligence or willful misconduct (as determined by a final non-appealable order by a court of competent jurisdiction) of such Indemnified Party. Any amount payable to the Lender under this Section will bear interest at the Post- Default Rate from the due date until paid. Each of the Borrowers acknowledges and agrees that this indemnification shall survive the termination of this Agreement and the Commitments and the payment and performance of all of the other Obligations.

[Signatures Follow On The Next Page.]

BORROWERS’ SIGNATURE PAGE TO FINANCING AND SECURITY AGREEMENT

IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement under their respective seals as of the day and year first written above.

WITNESS OR ATTEST:	RAND WORLDWIDE, INC.
/s/ Theresa Whalen	By: /s/ Lawrence Rychlak (Seal)

Title: President and Chief Financial Officer

WITNESS OR ATTEST:	RAND A TECHNOLOGY CORPORATION
/s/ Theresa Whalen	By: /s/ Lawrence Rychlak (Seal)

Title: President and Chief Financial Officer

[Lender’s Signature Follows on Next Page]

LENDER’S SIGNATURE PAGE TO FINANCING AND SECURITY AGREEMENT

IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement under their respective seals as of the day and year first written above.

WITNESS OR ATTEST: PNC BANK, NATIONAL ASSOCIATION

By: /s/ Timothy Naylon	(Seal)

Title:	Senior Vice President

LIST OF EXHIBITS

A Revolving Credit Note

B. Form of Compliance Certificate

LIST OF SCHEDULES
EXHIBIT B

COMPLIANCE CERTIFICATE

THIS CERTIFICATE is made as of       , 2012, by RAND WORLDWIDE, INC., a corporation organized under the laws of the State of Delaware (the “Borrower Agent”), and RAND A TECHNOLOGY CORPORATION, a corporation organized under the laws of the Province of Ontario (the “Borrowers”), jointly and severally, to PNC BANK, NATIONAL ASSOCIATION, a national banking association (the “Lender”), pursuant to Section 6.1.1 of the Financing and Security Agreement dated February        2012, (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the “Financing Agreement”) by and between the Borrowers and the Lender.

I,       , hereby certify that I am the        of the Borrowers and am a Responsible Officer (as that term is defined in the Financing Agreement) authorized to certify to the Lender on behalf the Borrowers as follows:

This Certificate is given to induce the Lender to make advances to the Borrowers under the Financing Agreement.

This Certificate accompanies the        financial statements for the period ended      , 201             (the “Current Financials”) that the Borrowers is furnishing to the Lender pursuant to Section 6.1.1 of the Financing Agreement. The Current Financials have been prepared in accordance with GAAP (as that term is defined in the Financing Agreement).

As required by Section 6.1.1 of the Financing Agreement, I have set forth on Schedule 1 to this Certificate a detailed computation of each financial covenant in Financing Agreement and a cash flow projection report.

Also without implying any limitation on the foregoing, the Borrower(s) have not changed the State or Province of their organization or organized under the laws of an additional State or Province.

As of the date hereof, there exists no Default or Event of Default, as defined in the Article 7 of the Financing Agreement, nor any event that, upon notice or the lapse of time, or both, would constitute such an Event of Default.

On the date hereof, the representations and warranties contained in Article 4 of the Financing Agreement are true with the same effect as though such representations and warranties had been made on the date hereof.

WITNESS my signature this        day of       , 201      .

Name:

Title:

TABLE OF CONTENTS

ARTICLE I DEFINITIONS
Section 1.1 Section 1.2 Section 1.3	Certain Defined Terms. Accounting Terms and Other Definitional Provisions. Interpretive Provisions.

ARTICLE II THE CREDIT FACILITIES
Section 2.1
2.1.1
2.1.2
2.1.3
2.1.4
2.1.5
2.1.6
2.1.7
2.1.8
Section 2.2
Section 2.3
2.3.1
2.3.2
2.3.3
2.3.4
2.3.5
2.3.6
2.3.7
Section 2.4
2.4.1
2.4.2
2.4.3
2.4.4
2.4.5
Section 2.5
2.5.1
2.5.2
2.5.3
2.5.4
2.5.5
2.5.6
2.5.7
2.5.8
2.5.9
2.5.10
2.5.11
The Revolving Credit Facility.
Revolving Credit Facility.
Procedure for Making Advances Under the Revolving Loan; Lender Protection Loans.
Computation of Borrowing Base.
Borrowing Base Report.
Revolving Credit Note.
Prepayments of Revolving Loan.
Revolving Credit Unused Line Fee.
Required Availability.
Reserved.
The Letter of Credit Facility.
Letters of Credit.
Letter of Credit Fees.
Terms of Letters of Credit.
Procedures for Letters of Credit.
Payments of Letters of Credit.
Change in Law; Increased Cost.
General Letter of Credit Provisions.
Interest.
Applicable Interest Rates.
Payment of Interest.
Field Examination Fees.
Computation of Interest and Fees.
Maximum Interest Rate.
General Financing Provisions.
Borrowers’ Representatives.
Use of Proceeds of the Loans.
Payments.
Computation of Interest and Fees.
Maximum Interest Rate.
Liens; Setoff.
Requirements of Law.
[Intentionally Omitted].
Prepayment on Certain Events.
PATRIOT Act Notice.
Guaranty.

ARTICLE III THE COLLATERAL
Section 3.1 Section 3.2 Section 3.3 Section 3.4 3.4.1 3.4.2 Section 3.5 Section 3.6 Section 3.7 Section 3.8 Section 3.9
Debt and Obligations Secured.
Grant of Liens.
[Intentionally Omitted].
Personal Property.
Investment Property, Chattel Paper, Promissory Notes, etc.
Intellectual Property.
Record Searches.
Costs.
Release.
Canadian Attachment.
Inconsistent Provisions.

ARTICLE IV REPRESENTATIONS AND WARRANTIES
Section 4.1
4.1.1
4.1.2
4.1.3
4.1.4
4.1.5
4.1.6
4.1.7
4.1.8
4.1.9
4.1.10
4.1.11
4.1.12
4.1.13
4.1.14
4.1.15
4.1.16
4.1.17
4.1.18
4.1.19
4.1.20
4.1.21
4.1.22
4.1.23
4.1.24
4.1.25
4.1.26
4.1.27
Section 4.2
Representations and Warranties.
Subsidiaries.
Good Standing.
Power and Authority.
Binding Agreements.
No Conflicts.
No Defaults, Violations.
Compliance with Laws.
Margin Stock.
Investment Company Act; Margin Securities.
Intellectual Property.
Litigation.
Financial Condition.
Full Disclosure.
Indebtedness for Borrowed Money.
Subordinated Debt.
Taxes.
ERISA.
Title to Properties.
Employee Relations.
OFAC Matters.
Perfection and Priority of Collateral.
Places of Business and Location of Collateral.
Business Information.
Equipment.
[Intentionally Omitted].
Accounts.
Compliance with Eligibility Standards.
Survival; Updates of Representations and Warranties.

ARTICLE V CONDITIONS PRECEDENT
Section 5.1 5.1.1 5.1.2 5.1.3 5.1.4 5.1.5 5.1.6 5.1.7 5.1.8 5.1.9 5.1.10 5.1.11 5.1.12 5.1.13 5.1.14 5.1.15 Section 5.2 5.2.1 5.2.2 5.2.3 5.2.4 5.2.5 5.2.6
Conditions to the Initial Advance.
Organizational Documents — Borrower.
Organizational Documents — Corporate Guarantor.
Opinion of Borrowers’ and U.S. Guarantors’ Counsel.
Consents, Licenses, Approvals, Etc.
Notes.
Guaranties.
Financing Documents and Collateral.
Other Financing Documents.
Other Documents, Etc.
Payment of Fees.
Recordings and Filings.
Insurance Certificate.
Landlord’s Waiver.
[Intentionally Omitted].
Subordination Agreement.
Conditions to all Extensions of Credit.
Compliance.
Borrowing Base.
Default.
Representations and Warranties.
Adverse Change.
Legal Matters.

ARTICLE VI COVENANTS OF THE BORROWERS
Section 6.1
6.1.1
6.1.2
6.1.3
6.1.4
6.1.5
6.1.6
6.1.7
6.1.8
6.1.9
6.1.10
6.1.11
6.1.12
6.1.13
6.1.14
6.1.15
6.1.16
6.1.17
6.1.18
6.1.19
6.1.20
6.1.21
6.1.22
6.1.23
6.1.24
6.1.25
6.1.26
6.1.27
6.1.28
Section 6.2
6.2.1
6.2.2
6.2.3
6.2.4
6.2.5
6.2.6
6.2.7
6.2.8
6.2.9
6.2.10
6.2.11
6.2.12
6.2.13
6.2.14
6.2.15
6.2.16
6.2.17
6.2.18
Affirmative Covenants.
Financial Statements.
Reports to SEC and to Stockholders.
Recordkeeping, Rights of Inspection, Field Examination, Etc.
Entity Existence.
Compliance with Laws.
Preservation of Properties.
Line of Business.
Insurance.
Taxes.
ERISA.
Notification of Events of Default and Adverse Developments.
Disclosure of Significant Transactions.
Financial Covenants.
Collection of Receivables.
Assignments of Receivables.
Government Accounts.
Notices Related to Intellectual Property.
Notice of Returned Goods, etc.
Notice of Commercial Tort Claims.
[Intentionally Omitted].
Insurance With Respect to Equipment.
Maintenance of the Collateral.
Equipment.
Further Assurances; Defense of Title.
Business Information.
[Intentionally Omitted].
Use of Premises and Equipment.
Protection of Collateral.
Negative Covenants.
Capital Structure, Merger, Acquisition or Sale of Assets.
Subsidiaries.
[Intentionally Omitted].
Purchase or Redemption of Securities, Dividend Restrictions.
Indebtedness.
Investments, Loans and Other Transactions.
Stock of Subsidiaries.
Subordinated Indebtedness.
Liens.
Transactions with Affiliates.
Other Businesses.
ERISA Compliance.
Amendments.
Method of Accounting; Fiscal Year.
Compensation.
Transfer of Collateral.
Sale and Leaseback.
Disposition of Collateral.

ARTICLE VII DEFAULT AND RIGHTS AND REMEDIES
Section 7.1 7.1.1 7.1.2 7.1.3 7.1.4 7.1.5 7.1.6 7.1.7 7.1.8 7.1.9 7.1.10 7.1.11 7.1.12 7.1.13 Section 7.2 7.2.1 7.2.2 7.2.3 7.2.4 7.2.5 7.2.6 7.2.7
Events of Default.
Failure to Pay.
Breach of Representations and Warranties.
Failure to Comply with Covenants.
Default Under Other Financing Documents or Obligations.
Receiver; Bankruptcy.
Involuntary Bankruptcy, etc.
Judgment.
Execution; Attachment.
Default Under Other Borrowings.
Challenge to Agreements.
Material Adverse Effect.
Change in Ownership.
Liquidation, Termination, Dissolution, Change in Management, etc.
Remedies.
Acceleration.
Further Advances.
Uniform Commercial Code.
Specific Rights With Regard to Collateral.
Application of Proceeds.
Performance by Lender.
Other Remedies.

ARTICLE VIII MISCELLANEOUS
Section 8.1
Section 8.2
8.2.1
Section 8.3
Section 8.4
Section 8.5
Section 8.6
Section 8.7
Section 8.8
Section 8.9
8.9.1
8.9.2
8.9.3
8.9.4
Section 8.10
Section 8.11
Section 8.12
Section 8.13
Section 8.14
Section 8.15
Section 8.16
Section 8.17
Notices.
Amendments; Waivers.
In General.
Cumulative Remedies.
Severability.
Assignments by Lender.
Successors and Assigns.
Continuing Agreements.
Enforcement Costs.
Applicable Law; Jurisdiction.
Applicable Law.
Submission to Jurisdiction.
Appointment of Agent for Service of Process.
Service of Process.
Limitation on Liability of Foreign Borrower.
Duplicate Originals and Counterparts.
No Agency.
Date of Payment.
Entire Agreement.
Waiver of Trial by Jury.
Liability of the Lender.
Indemnification.

LIST OF SCHEDULES

FINANCING AND SECURITY AGREEMENT

Dated

February 28, 2012

By and Between

RAND WORLDWIDE, INC.
RAND A TECHNOLOGY CORPORATION

And

PNC BANK, NATIONAL ASSOCIATION